UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                Information Statement Pursuant to Section 14 (c)
            of the Securities Exchange Act of 1934 (Amendment No. 3)

Check the appropriate Box:
  [X]   Preliminary Information Statement
  [ ] Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))
  [ ]   Definitive Information Statement

                              VIKING SYSTEMS, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
  [X]    No fee required
  [ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-1:
(1)   Title of each class of securities to which transaction applies: NA
(2)   Aggregate number of securities to which transaction applies: NA
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): NA
(4)   Proposed maximum aggregate value of transaction: NA
(5)   Total Fee Paid: NA
  [ ]    Fee paid previously with preliminary materials
         Check box if any part of the fee is offset as provided by Exchange  Act
  [ ] Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previously filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)   Amount Previously Paid: $0
(2)   Form, Schedule or Registration Statement No.  NA
(3)   Filing Party: NA
(4)   Date Filed:


        Contact Person: A. O. Headman, Jr., ESQ, Cohne Rappaport & Segal
 525 East 100 South 5th Floor, Salt Lake City, UT 84102; Tel: 801-532-2666, Fax:
                                  801-355-1813

                              VIKING SYSTEMS, INC.
                         7514 Girard Avenue, Suite 1509
                               La Jolla, CA 92037

          NOTICE OF ACTION TO BE TAKEN WITHOUT A STOCKHOLDERS' MEETING
--------------------------------------------------------------------------------

TO OUR STOCKHOLDERS:

     Notice is hereby given that Viking Systems, Inc. plans to take certain corporate action pursuant to the written consent of our Board of Directors and the holders of a majority of our outstanding voting securities ("Majority Stockholders"). The action we plan to take is to amend our Articles of Incorporation to increase (i) the number of shares of common stock which we are authorized to issue from 20,000,000 to 100,000,000; and (ii) the number of shares of preferred stock which we are authorized to issue from 5,000,000 to 25,000,000 ("Increased Capital Proposal"). We have recently completed the acquisition of certain assets from Vista Medical Technologies, Inc. In order to fund the cash portion of the purchase price of these assets we sold 5,000,000 shares of our convertible Series A Preferred Stock to our controlling shareholder, Mr. Donald Tucker. These 5,000,000 shares of Series A Preferred Stock are convertible into 20,000,000 shares of our common stock. We sold shares of our Series A Preferred Stock to Mr. Tucker because we did not have a sufficient number of shares of our common stock authorized to issue 20,000,000 common shares to Mr. Tucker.

     On December 18, 2003, our Board of Directors unanimously approved the Increased Capital Proposal and the Majority Stockholders have consented in writing to the Increased Capital Proposal. The Increased Capital Proposal will be effected through an amendment to our Articles of Incorporation.

     The Board of Directors has fixed the close of business on February 24, 2004, as the Record Date for determining the stockholders entitled to notice of the foregoing.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE.


June 30, 2004


                                              By Order of the Board of Directors



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                              VIKING SYSTEMS, INC.
                         7514 Girard Avenue, Suite 1509
                               La Jolla, CA 92037

                        PRELIMINARY INFORMATION STATEMENT

                                  June 30, 2004


           This Information Statement is being provided to you by the
                   Board of Directors of Viking Systems, Inc.
                             _____________________
     This Information Statement and the Notice of Action Taken Without a Stockholders' Meeting (jointly, the "Information Statement") is furnished by the Board of Directors of Viking Systems, Inc. (the "Company" or "Viking"), a Nevada corporation, to the holders of the Viking's common stock at February 24, 2004 (the "Record Date") to provide information with respect to action taken by the written consent of the Majority Stockholders. The Majority Stockholders approved by written consent a proposal (the "Increased Capital Proposal") to amend our Articles of Incorporation to increase the number of shares of common stock which we are authorized to issue from 20,000,000 to 100,000,000 and to increase the number of shares of preferred stock which we are authorized to issued from 5,000,000 to 25,000,000.

     The Board of Directors decided to obtain written consent of the Majority Stockholders in order to avoid the costs and management time required to hold a special meeting of stockholders. All required corporate approvals of the Increased Capital Proposals have been obtained, subject to furnishing this notice and 20 days elapsing from the date of this notice. This Information Statement is furnished solely for the purpose of informing stockholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

              INTEREST OF CERTAIN PERSONS IN FAVOR OF OR OPPOSITION
                              TO MATTERS ACTED UPON

     The Company is not aware of any interest that would be substantially affected through the adoption of the Increased Capital Proposal whether adversely or otherwise.

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                                VOTING SECURITIES

     As of the Record Date, the Company's authorized capitalization consisted of 20,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. At February 24, 2004, the Record Date, we had 6,294,650 shares of common stock issued and outstanding and no shares of Series A Preferred Stock issued or outstanding. Our Board of Directors has previously designated a Series A of our preferred stock consisting of all 5,000,000 shares of our preferred stock. We issued all 5,000,000 shares of Series A Preferred Stock to Donald Tucker for $400,000. Each share of Series A Preferred Stock is convertible into four shares of our common stock.

     Each share of common stock entitles its holder to one vote on each matter submitted to the common stockholders for a vote. We have obtained the written consent of the Majority Stockholders representing 4,700,300 votes on the Increased Capital Proposal.

     Subsequent to the Record Date, we issued 3,054,000 shares our common stock to Vista Medical Technologies, Inc. as a portion of the purchase price for the assets we purchased from Vista Medical Technologies, Inc. Accordingly we currently have 9,348,650 shares of our common stock issued and outstanding. Assuming that Donald Tucker converts his 5,000,000 shares of Series A Preferred Stock into 20,000,000 shares of our common stock, we will have 29,348,650 shares of our common stock issued and outstanding.

                                   BACKGROUND

     Viking was incorporated in Nevada on May 28, 1998. In November 2003, we adopted a new business plan which has resulted in Viking engaging in the business of acquiring and operating medical device companies.

     We were originally engaged in the computer training and services business but were unsuccessful in our operations and terminated those operations in December 2002. Our previous business operations were limited and did not result in (i) significant revenues, (ii) the accumulation of a significant dollar amount of assets, or (iii) in earnings. Because of a lack of funds, we were unable to fund the costs of complying with our filing requirements under Section 13 of the Securities Exchange Act of 1934, as amended. In November 2003, our Board of Directors, as then constituted, considered and approved a proposal from a third party relating to a change of Viking's business plan and an infusion of capital. Since November 2003, a new Board of Directors and new officers have been appointed, a limited amount of capital has been raised. Our new Board of Directors has adopted a new business plan which calls for Viking to engage in the business of development, manufacturing and marketing of medical devices. Our plan is to identify and attempt to acquire companies, assets and operations in the medical device market, initially focusing on companies with vision, optics, laser, sensor and related medical technology for the surgeon. On December 22, 2003, we entered into an Asset Purchase Agreement with Vista Medical Technologies, Inc. for our first acquisition. We closed this acquisition on April 15, 2004. Viking Stockholder approval was not required in connection with the acquisition of assets from Vista Medical Technologies.

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

     Prior to November 24, 2003, there were 2,528,500 shares of Viking common stock issued and outstanding. On November 24, 2003, we entered into Stock Purchase Agreements with Donald E. Tucker and Troika Capital Investment. Pursuant to the Stock Purchase Agreement with Mr. Tucker, we sold 3,200,000 shares of our common stock to Mr. Tucker for $64,000 or $.02 per share. Pursuant to the Stock Purchase Agreement with Troika Capital Investment, we sold 250,000 shares of our common stock to Troika Capital for $5,000 or $.02 per share. As of the Record Date, Mr. Tucker owned 3,200,000 or 53.5 per cent of the shares of common stock issued. Mr. Tucker has also purchased 5,000,000 shares of our Series A Preferred Stock. As of the Record Date, Troika Capital Investments and its affiliates owned 600,300 or 9.5 per cent of the shares of common stock issued.

     On  April  15,  2004,  we  acquired   certain  assets  from  Vista  Medical
Technologies, Inc. ("Vista"). In connection with such acquisition, we were required to make a cash payment to Vista in the amount of $158,717.74. We also issued 3,054,000 shares of our common stock to Vista at the closing. In order to fund the cash portion of the purchase price we issued 5,000,000 shares of Series A Preferred Stock to Donald Tucker for $400,000. These 5,000,000 shares of Series A Preferred Stock are convertible into 20,000,000 shares of our common stock. Each share of Series A Preferred Stock has four votes in all matters submitted to shareholders for a vote. We do not currently have a sufficient number of shares of common stock authorized for issuance to Mr. Tucker upon his conversion of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into four shares of our common stock. We anticipate that once we have sufficient shares of common stock authorized, Mr. Tucker will convert his 5,000,000 shares of Series A Preferred Stock into 20,000,000 shares of common stock.

     Attached are copies of our Form 10-KSB for the year ended December 31, 2003 and our Form 10-QSB for the quarter ended March 31, 2004. These documents included, among other things, our audited financial statements for the year ended December 31, 2003, and our interim financial statements for the quarter ended March 31, 2004.

                            VIKING BUSINESS STRATEGY

     Viking is strategically focused on developing a portfolio of medical products, technologies and services that serve the needs of the surgical environment. Through its anticipated development capabilities, targeted acquisitions and a network of business alliances, Viking intends to position itself as a leader in integrated information, visualization and surgical control solutions. We completed our first acquisition on April 15, 2004, when we acquired the assets of Vista Medical Technologies, Inc.'s visualization business segment. We intend to attempt to acquire additional medical product or devices companies and technologies in the future.

     Early Stage Ventures. We are interested in early stage ventures and research programs (private or public) with technologies that are either focused on clinical/surgical information or leading edge imaging and optics appropriate to minimally invasive or complex surgical procedures. We seek investment opportunities and licensing agreements with those that meet our standards of commercial potential, portfolio alignment and patents of strategic value.

     Mergers and Acquisitions. We are actively seeking businesses, operations and product-lines that are focused on clinical/surgical information, digital imaging, 3D visioning, surgical robotics, endoscopic and laparoscopic solutions and single-use surgical products. Viking believes there are a substantial number of businesses in both North America and Europe that are complementary to its technologies, portfolio requirements and strategic direction. Viking believes it offers a pathway for growth and success. We intend to play an increasing role in the medical technology market, with the goal of generating revenues, profitability and increased market value.

     Small and midsize companies, operations or products that Viking acquires will likely meet some or all of the following criteria:

        o     Demonstrated revenue growth;
        o     Strategic patents and/or technology leadership;
        o     Strong relationships in the surgical community;
        o     Regulatory approval (FDA and/or CE);
        o     Solid technical management and skills; and
        o     Distribution and/or Service capability

     Business Alliances and Partnerships. We will invite businesses that require expanded distribution and have products and services within the scope and intent of its business to contact us. We are particularly interested in organizations with clinical/surgical information capabilities, a systems integration and engineering focus and/or have software and imaging products currently recognized and in-use in the surgical environment.

     Governmental Regulation. Our business plan calls for us to engage in the business of marketing medical devices. The manufacture and sale of medical devices intended for commercial distribution are subject to extensive governmental regulation in the United States. Medical devices are regulated in the United States primarily by the FDA and, to a lesser extent, by certain state agencies. Generally, medical devices require pre-market clearance or pre-market approval prior to commercial distribution. In addition, certain material changes or modifications to, and changes in intended use of, medical devices also are subject to FDA review and clearance or approval. The FDA regulates the research, testing, manufacture, safety, effectiveness, labeling, storage, record keeping, promotion and distribution of medical devices in the United States and the export of unapproved medical devices from the United States to other countries. Non-compliance with applicable requirements can result in failure of the government to grant pre-market clearance or approval for devices, withdrawal or suspension of approval, total or partial suspension of production, fines, injunctions, civil penalties, refunds, recall or seizure of products and criminal prosecution.

                 INFORMATION REGARDING PURCHASE OF VISTA ASSETS

     On April 15, 2004 we completed the acquisition of substantially all of the assets (the "Asset Sale") of the Vista Medical Technologies, Inc. ("Vista") Visualization Technology business (the "VT Business"), on the terms and

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conditions set forth in the Asset Purchase  Agreement,  dated December 22, 2003,
(the "Asset Purchase Agreement"). A copy of the Asset Purchase Agreement is attached to this Information Statement.

     The assets we purchased in the Asset Sale are referred to in this Information Statement as the "Purchased Assets." A description of the material terms of the Asset Purchase Agreement is presented below under the caption "Description of the Asset Purchase Agreement." This discussion is qualified in its entirety by reference to the copy of the Asset Purchase Agreement, attached hereto.

Description of Vista's Visualization Business

     Prior to the acquisition, Vista conducted its operations through two separate business units. The Obesity Surgery Management Services business, based in Carlsbad, CA, provides services to physicians and hospitals involved in the surgical treatment of morbid obesity. Vista's services include management of the Laparoscopic Bariatric Surgery Preceptorship, a comprehensive introduction to starting a minimally invasive gastric bypass surgical program. Additionally, Vista offered management systems and consulting services which enable the efficient operation of obesity surgery programs. For the year ended December 31, 2003, the Obesity Surgery Management Services business represented approximately 30% of Vista's sales.

     On April 15, 2004, we acquired Vista's second business unit, the Visualization Technology business, based in Westborough, MA. The VT Business develops, manufactures and markets products that provide information to physicians performing minimally invasive general surgical, cardiac surgical and other selected endoscopic and interventional procedures. Vista's technology products combine a head mounted display with video cameras to provide surgeons with critical visual information during complex minimally invasive procedures, and also incorporate the benefit of viewing complementary information in a voice-controlled, picture-in-picture format, to facilitate real-time decision making during surgery. The VT Business also manufactures compact, high resolution endoscopic cameras for original equipment manufacturer customers and strategic partners. For the year ended December 31, 2003, the VT Business represented approximately 70% of Vista's total sales.

Background to Visualization Technology Products

     Minimally invasive surgery. The development and subsequent widespread adoption of minimally invasive surgical procedures have revolutionized many surgical fields, including general surgery, orthopedics, gynecology and urology. Minimally invasive surgical procedures are performed through strategically placed ports or mini-incisions as opposed to using large incisions to gain surgical access. These procedures are designed to be as safe and effective as conventional surgery. The goal in using a minimally invasive procedure is to substantially reduce trauma, pain and suffering, speed recovery, shorten the length of hospital stays and decrease many of the costs associated with patient care. A minimally invasive procedure is most advantageous in cases in which significant trauma would otherwise result from gaining surgical access to an affected organ or site through the use of a large incision. This movement toward minimally invasive surgery has been driven by advances in both evice technology and surgical technique, as well as patient demand.

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     Minimally  invasive  microsurgery.  Minimally  invasive  microsurgery is an extension of minimally invasive surgery, characterized by greater complexity and precision. Minimally invasive microsurgical procedures have been made possible primarily by recent advances in medical technology. These procedures are usually performed in very confined areas of the body, involve critical parts of the body, and often require dissection, reconstruction and removal of body parts. As a result of the inherent complexity involved in these procedures, we believe that for surgeons to adopt the procedures, they must have access to specialized instruments and technology, including technology which will provide them with better visualization of the procedure being performed. Examples of minimally invasive microsurgery are emerging in general surgery and cardiac surgery, as well as in the fields of gynecology and urology.

      General surgery/gynecology/urology

          Conventional treatments. Minimally invasive procedures are well accepted in general surgery, gynecology and urology. For less complex procedures such as gallbladder removal or tubal ligation, minimally invasive endoscopic techniques have become the standard of care, being used in approximately 90% of cases. For more complex procedures, however, the penetration rate of minimally invasive techniques has been considerably lower, principally because the instruments available make performance of the procedure difficult and uncomfortable.

          Minimally invasive microsurgery. Complex minimally invasive procedures in general surgery, gynecology and urology have evolved relatively slowly over the past few years, slowing considerably from 1995. According to the journal InVivo, "Though the benefits of MIS (Minimally Invasive Surgery) - shorter recovery times and less pain and trauma for the patient, lower costs and less time lost from work for employers - are widely applicable across a range of procedures, realizing those benefits beyond gallbladder removal proved tricky. Worse, for more complex procedures, MIS actually proved problematic for surgeons, notwithstanding its other benefits - longer procedure times, more difficult manipulation of instruments, more torturous ergonomics."

          The Vista Medical solution. The VT Business technology provides surgeon with enhanced depth perception when performing complicated, physically intricate tasks, and will provide the surgeon with the ability to view additional information in a voice-controlled, picture-in-picture format, to facilitate real-time decision making during a procedure. We believe that conventional 2-D visualization systems compromise the ability of a surgeon to maneuver, especially in complex reconstructive surgery, and that our natural 3-D picture will provide the surgeon with an advantage in these cases.

The Technology

     The VT Business technology provides a 3-D visualization solution to the inherent vision restrictions and demands of minimally invasive microsurgery. It provides the surgeon with a clear view of the anatomy with the ability to view additional information in a voice-controlled, picture-in-picture format, which facilitates real-time decision making during the procedure. Our technology is

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based on the  following  principles  which we believe are essential in advancing the techniques of minimally invasive microsurgery. We believe these principles offer several key advantages over other visualization approaches:

     3-D View. The surgeon's ability to view the principal image of the anatomy in 3-D provides the accurate depth perception necessary so that vital anatomical structures are accurately identified and located. This improves safety, precision and speed of the procedure. Also, a secondary video image is available in picture-in-picture format, when the procedure will benefit from two different views of the anatomy.

     High Resolution Images. The availability of a high resolution image which can be electronically managed by the surgeon significantly enhances the surgeon's ability to differentiate critical tissues in a confined setting and perform intricate dissection, reconstruction and removal.

     Access. The surgeon benefits from technology which allows for the direct insertion of a camera into the body cavities or organs and provides high quality images that are easy to see and understand.

     Ergonomics. Due to the complex and time consuming nature of minimally invasive microsurgery procedures, the surgeon requires an ergonomic display system which allows comfortable operating posture and maximizes hand-eye coordination without strain.

     Information Integration. The surgeon's access to critical monitoring and diagnostic data, on demand, in real time and integrated with the anatomical image within the surgeon's visual field, enhances procedure performance.

Head mounted display

     The head mounted display was originally developed for critical applications in military aerospace by Kaiser Aerospace. Vista believed that a head mounted display was the optimal solution to the challenge of displaying information during minimally invasive microsurgery. The fundamental technology and human factors experience incorporated in our surgical head mounted display is the result of substantial investment and development by Kaiser Aerospace, originally for military applications. This human factors knowledge, derived from many years of analysis of the display characteristics which enable pilots performing critical physical tasks to simultaneously absorb and react to crucial information, is a key element in our head mounted display design. Kaiser's original know-how and technical knowledge have been transferred to us under our development agreement with Kaiser Electro-Optics, Inc., a subsidiary of Kaiser Aerospace. We have performed significant additional development work, and have proprietary rights, in the surgical head mounted display design. The Vista head mounted display provides 3-D visualization of small delicate body structures, has the capability of integrating relevant data and presents the image seen by the surgeon in the most correct, intuitive and ergonomic way. Wearing the head mounted display, the surgeon can also perform surgery "in-line" - meaning with

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the eyes,  hands,  instruments  and subject  in-line.  In-line surgery cannot be performed when the surgeon is observing the anatomy on a remotely-positioned video monitor.

     The Vista head mounted display is a proprietary, lightweight, high resolution display designed to allow the surgeon to view information on demand, whether such information is generated from attached endoscopes, microscopes or monitoring equipment in the operating room. Further enhancements to the head mounted display allow for voice-activated control and information display from other diagnostic equipment in the hospital or from remote locations via information networks. The video display in the head mounted display is fixed in relation to the surgeon's eyes, but his or her head may move into any position necessary for comfort. The display design allows the surgeon to have a constant view of the surgical anatomy required for the procedure as well as full awareness of the surroundings in the operating room. The Vista head mounted display is designed to provide a true 3-D image by replicating the way the human visual system works-left and right acquired images are delivered directly to left and right liquid crystal displays. It is also designed so that it can be worn with conventional surgical loupes.

Three-dimensional image acquisition

     We believe that three-dimensional visualization capability is critical in minimally invasive microsurgery procedures such as cardiac surgery and complex endoscopic procedures in general surgery, gynecology and urology. The VT Business technology for stereo visualization consists of the following proprietary elements: the optical system, the stereo camera and the stereo processor.

     The VT Business technology can package the twin cameras in two ways. In the first method, a stereo micro-camera is attached to the end of a flexible or rigid guide which can then be inserted directly into the body cavity and organs. The image is directly captured by the camera chips without being transmitted through multiple rod lenses as in a conventional design. The elimination of optical surfaces produces several important advantages, including increased image quality, improved contrast, better reliability and improved ability to sterilize the instrument. Alternatively, for applications where standard endoscopic surgical technique remains preferable, a stereo camera is mounted externally on a stereo endoscope. This second method is the current preferred approach for the procedures in which we are primarily involved. The image acquired by either approach is then processed for display by control electronics which we have developed. The controller also includes image management features which contribute significantly to procedure performance, such as dual image presentation and picture-in-picture.

Information management

     Medicine is an information rich discipline, but the ability of a surgeon to obtain relevant information in real-time during a procedure has not been developed to the levels attained, for example, in military aviation. The head mounted display is designed to give the surgeon real-time access on demand to critical information integrated with the anatomical images generated by our camera systems. In addition to real-time display, the information can be stored or transmitted within the hospital or transmitted to remote locations for training, advisory or administrative purposes. The applications software to control this flow of information is a key element in our long-term product strategy which positions visualization within the context of a total information management system for the surgeon.

Visualization Technology Products

      Our product lines are as follows:

     EndoSite: 3-D visualization and information system for general surgery and other complex endoscopic procedures. The visualization system is designed to be modular and consists of the following major components:

   Component           Description
   ----------------------------------------------------------------------------

   Head-mounted         Head-mounted   display  and  operating  room  personal
   display/EndoSite     computer which  integrates  multiple video images in a
                        picture-in-picture  format using voice  commands  from
                        the head  mounted  display.   Up to three head mounted
                        displays can be used per system.

   Stereo laparoscopes  Ten millimeter  diameter  stereo  laparoscopes in both
                        0 degrees and 30 degrees angles of view.

   StereoScope          Three-dimensional  camera head for  attachment  to our
                        stereo laparoscopes.

   Camera Controller    High resolution stereo image processor.

   Xenon Lightsource    High   intensity   300  watt  xenon  light  source  to
                        illuminate the Stereo Laparoscopes.

   Endoscopy Cart       Cart which holds the Advanced System for Laparoscopy.

All necessary 510(k) clearances which are required to market the components of the EndoSite have been received.

     OEM Endoscopic Cameras. Our endoscopic cameras are the state-of-the-art in two-dimensional endoscopic imaging. We currently manufacture compact, high resolution endoscopic cameras for original equipment manufacture customers and strategic partners.

Financial Information

     The  audited   financial   statements   for  Vista   Medical   Technologies
visualization business segment are attached hereto as an exhibit.

                   DESCRIPTION OF THE ASSET PURCHASE AGREEMENT

     THE DESCRIPTION OF THE ASSET PURCHASE AGREEMENT SET FORTH IN THIS INFORMATION STATEMENT DOES NOT PURPORT TO BE COMPLETE; HOWEVER, MATERIAL TERMS OF THE AGREEMENT ARE SUMMARIZED BELOW. STOCKHOLDERS SHOULD REVIEW THE ASSET PURCHASE AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO. YOU ARE URGED TO CAREFULLY READ THE ASSET PURCHASE AGREEMENT IN ITS ENTIRETY.

Purchase and Sale of Assets

     Under the terms of the Asset Purchase Agreement, Vista sold Viking substantially all of the assets used by Vista to conduct the operations of Vista's VT Business. The Purchased Assets included, among others, all machinery, equipment, furniture and other tangibles located at Vista's Westborough, Massachusetts offices; all customer lists, all contracts used by Vista in the operation of the VT Business, all required permits and governmental licenses used by Vista in the conduct of the VT Business, and all of the goodwill of the VT Business. Viking assumed all accounts payable, accrued payroll liabilities, accrued vacation and all other accrued liabilities relating to the operation of the VT Business. Vista retained responsibility for all of its other liabilities. Approximately $235,000 of inventory was included in the sale. The balance of inventory on hand and in work in progress was not sold in the Asset Sale, but rather was transferred to Viking on a consignment basis for which Vista will receive payment as such items are ultimately used by Viking.

     Certain assets excluded from the terms of the Asset Sale included Vista's inventory of vitamin supplements that Vista sold to patients who have undergone gastric bypass surgery, and the contents of the office of Vista's Chief Financial Officer, Stephen Gorgol, who remained an employee of Vista after the Asset Sale.

     Vista and Viking also entered into a License Agreement pursuant to which Vista exclusively license to Viking (in exchange for royalty payments) all intellectual property and product rights used in operation of the VT Business and sale of products related to that business. Vista retains ownership of all intellectual property and product rights until the required royalty obligations have been satisfied, at which time Vista will transfer ownership to Viking.

Purchase Price

     The purchase price for the Purchased Assets has several components: cash at closing, shares of stock at closing, royalty obligations to be satisfied post-closing and inventory relief payments to be satisfied (if at all) post-closing.

     Cash at Closing. At closing, we made an initial cash payment of $158,717.74 to Vista.

     Shares of Stock at Closing. At closing, we issued Vista 3,054,000 shares of Viking common stock. For accounting and tax purposes, Vista valued the shares as of closing at approximately $62,000, which is the same per share price paid by Donald E. Tucker, the principal investor in Viking.

     Royalty Payments. In exchange for the license by Vista to Viking of all intellectual property rights and product rights used in operation of the VT Business, we will make certain royalty payments to Vista over the course of the five (5) year period following the closing, or until Viking has paid Vista $4,500,000 in aggregate royalties, whichever comes first. Royalties will be paid to Vista in three separate categories. Viking will pay Vista a five percent (5%) royalty on gross revenues received by Viking for all sales from the Aesculap, Wolf and OEM Camera product lines, including any improvements, derivatives, modifications or enhancements thereto. Second, for each of the first two years following the closing, we will pay Vista a ten percent (10%) royalty on gross revenues received by Viking for sales of the Endosite System and the Three Chip Endosite System product lines (collectively, the "Vista Products") in excess of the gross revenues earned by us for sales of the Vista Products during calendar year 2003. Third, for the third, fourth and fifth years following the closing, we will pay Vista a ten percent (10%) royalty on gross revenues received by Viking for sales of Vista Products.

     It is difficult to estimate the likely future royalty payments. However, if the royalty percentages were applied to sales over the past five years, it would have generated total revenues to Vista of $321,911 in 1999, $396,648 in 2000, $471,728 in 2001, $529,011 in 2002 and $420,073 in 2003.

     Inventory Relief Payments. As part of the Asset Sale, Vista transferred to Viking on a consignment basis Vista's entire inventory of products and parts. Through the procedure we have agreed to with Vista, we will seek to use the inventory received from Vista prior to using any inventory we newly acquire after closing. We will pay Vista for any inventory used on a monthly basis over the course of the twelve (12) month period following the closing. Ownership to all inventory remaining unsold at the end of such twelve (12) month period will be transferred to Viking for $1.00.

Assumption of Liabilities

     On the date of closing, we assumed selected liabilities of Vista's, including Vista's accounts payable, certain post-closing obligations and Vista's obligations under specified contracts being assumed by Viking. Vista remained
liable  for  all  tax   liabilities,   litigation   matters  and  certain  other
liabilities.

Representation and Warranties

     Under the Asset Purchase Agreement, Vista represented and warranted with respect to, among other things, its organization, good standing and authority; its financial statements and Securities and Exchange reports; the absence of conflicts; its possession of valid consents and approvals; the lack of undisclosed liabilities; employee matters; our ownership rights with respect to intellectual property, the assets to be sold and our real property; the lack of litigation activities; its compliance with applicable law; its existing contracts; environmental matters; inventory; plants, buildings, structures, facilities and equipment; customer lists and accounts; relationships with suppliers and licensors; tax matters; permits; brokers; and material misstatements and omissions; and other customary matters.

     Under the Asset Purchase Agreement, Viking represented and warranted with respect to, among other things, our organization, good standing and authority; our authorized and outstanding capital stock; the lack of litigation activities; our financial statements and reports; our lack of undisclosed liabilities; the use of brokers; the absence of conflicts; our compliance with applicable law; consents and governmental approvals; trading in our securities; the status of the shares to be issued by us; and material misstatements and omissions, and other customary matters.

Employee Matters

     Viking offered employment to all employees of the VT Business other than Stephen Gorgol, who will remain an employee of Vista. Other than Mr. Gorgol, all employees in Vista's Westborough, MA location were offered employment with Viking.

Registration Rights

     In connection with the Closing, we executed a registration rights agreement with Vista pursuant to which we granted to Vista the right to include Vista's shares of Viking common stock in any registration statement (other than on Forms S-8 or S-4) effected by Viking until the earlier of (i) seven (7) years from Closing or (ii) such time that Vista can sell all of its Viking shares in a three (3) month period under SEC Rule 144.

Regulatory Approvals

     No special regulatory approvals or compliances are required for completion of the Asset Sale.

             INCREASE IN AUTHORIZED COMMON STOCK AND PREFERRED STOCK

General

     Our Board of Directors has unanimously approved a proposal to amend our Articles of Incorporation to increase the number of shares of common stock which we are authorized to issue from 20,000,000 to 100,000,000 and to increase the number of shares of preferred stock which we are authorized to issue from 5,000,000 to 25,000,000. Our Board has recommended to our Majority Stockholders that they vote in favor of the Increased Capital Proposal and our Majority Stockholders have voted in favor of the Increased Capital Proposal. The votes of our Majority Stockholders were obtained by written consent.

Consent Required

     Approval of the Increased Capital Proposal, through an amendment to our Articles of Incorporation, required the consent of the holders of a majority of the outstanding voting shares. As of the Record Date, Majority Stockholders beneficially owned 4,700,300 shares of our common stock representing approximately 74.7% of the votes that could be cast by the holders of our outstanding voting shares as of the Record Date. The Majority Stockholders have given their written consent to this Increased Capital Proposal and accordingly, the requisite stockholder approval of this Proposal was obtained by the execution of the Majority Stockholders' written consent in favor of the Proposal.

Amendment

     Our Board of Directors  and the Majority  Stockholders  have voted to amend
Article III of our Articles of Incorporation to read as follows:

                                   ARTICLE III
                                  CAPITAL STOCK

     The total number of shares the Corporation is authorized to issue is 125,000,000, which shall be divided into two classes, as follows: (1) 25,000,000 Preferred Shares, par value $.001 per share, of which 5,000,000 shares are designated as Series "A" Preferred Stock, and (2) 100,000,000 Common Shares, par value $.001 per share. The preferences, limitations and relative rights of each class of shares (to the extent established hereby), and the express grant of authority to the board of directors to amend these Articles of Incorporation to divide the Preferred Shares into series or classes, to establish and modify the preferences, limitations and relative rights of the shares of Preferred Shares, and to otherwise make changes affecting the capitalization of the Corporation, subject to the limitations and procedures set forth in the Nevada General Corporations Act (the "Act"), are as follows:


     A. Common Shares.

          1. Each outstanding Common Share shall be entitled to one vote on each matter to be voted on by the shareholders of the Corporation.

          2. Subject to any rights that may be conferred upon any Preferred Shares, upon dissolution of the Corporation the holders of Common Shares then outstanding shall be entitled to receive the net assets of the Corporation. Such net assets shall be divided among and paid to the holders of Common Shares, on a pro-rata basis, according to the number of Common Shares held by each of them.

          3. Subject to any rights that may be conferred upon any Preferred Shares, dividends may be paid on the outstanding Common Shares if, as and when declared by the board of directors, out of funds legally available therefore.

          4. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Shares.

     B. Preferred Shares. Pursuant to the authority granted to the board of directors by the Act, the board of directors, without stockholder action, may amend the Corporation's Articles of Incorporation, to the extent and in the manner permitted by the Act.

     C. Series A Preferred Stock. The Board of Directors has designated 5,000,000 shares of our Preferred Stock as Series A Preferred Stock, the terms and preferences of which are as follows:

          Section 101. Designation. The Series A Preferred Stock shall consist of 5,000,000 shares, which number shall not be increased but may be decreased (but not below the number of shares of Series A Preferred Stock then outstanding) from time to time by a resolution or resolutions of the Board of Directors. Shares of Preferred Stock redeemed by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of preferred stock designated as to series or class upon compliance with the applicable provisions of law.

          Section 102. Ranking. The Series A Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the affairs of the Corporation. Each share of Series A Preferred Stock shall rank on a parity with or senior to each other series of preferred stock, other than any Junior Stock, which may be hereafter issued by the Corporation in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

          Section 103. Definitions. As used herein with respect to Series A Preferred Stock, the following terms shall have the following meanings:

               (a) the term "Junior Stock" shall mean the Common Stock and any other class or series of stock of the Corporation hereafter authorized or issued over which Series A Preferred Stock has preference or priority in (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

               (b) the term "Common Stock" shall mean the class of stock designated as the common stock, par value $.001 per share, of the Corporation at the date of the adoption of this resolution or any other class of stock resulting from successive changes or reclassifications of such common stock.

          Section 201. No Dividends. No dividends shall accrue on the Series A Preferred Stock.

          Section 301. Liquidation Preference ($0.08 per share).

               (a) In the event of any  voluntary  or  involuntary  liquidation, dissolution or winding up of the Corporation, then, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series A Preferred Stock shall be entitled to be paid in full an amount equal to $0.08 per share, together with accrued and unpaid dividends and any accumulated dividends to such distribution or payment date, whether earned or declared.

               (b) If, upon any liquidation, dissolution or winding up of the Corporation, such payment referred to in Section 301(a) shall have been made in full to holders of Series A Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the Junior Stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the Corporation, such payment referred to in Section 301(a) shall not have been made in full to the holders of all outstanding shares of Series A Preferred Stock, the holders of Series A Preferred Stock and all other classes or series of stock of the Corporation ranking on a parity therewith in the distribution of assets, shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation nor the merger of the Corporation with or into any other corporation or corporations, nor a reorganization of the Corporation alone, nor the sale or transfer of all or any part of its assets, shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 301.

          Section 302. Notice of Liquidation. Written notice of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, stating a payment date and the place where the distributable amounts shall be payable and containing a statement of or reference to the conversion right set forth in Section 501 shall be given by the Corporation to the holders or holders of the Series A Preferred Stock.

          Section 401. No Redemption. Shares of Series A Preferred Stock are not redeemable by the Corporation.

          Section 501. Conversion.

               (a) Conversion Ratio. Subject to and upon compliance with the provisions of this Section 501, at the option of the holder thereof, any share of the Series A Preferred Stock may be converted at any time by the holder thereof into four (4) shares of common stock. Not withstanding anything else contained herein to the contrary, the Series A Preferred Stock may not be converted into common stock unless the number of shares of common stock authorized is sufficient for issuance of common stock in connection with such conversion.

               (b) Conversion Procedure. To convert shares of Series A Preferred Stock into Common Stock, the holder thereof shall surrender at the office of any transfer agent for the Series A Preferred Stock (or, if there be no transfer agent, at the principal office of the Corporation) the certificate or certificates therefore, duly endorsed or assigned to the Corporation, and give written notice to the Corporation that such holder elects to convert such shares. Such notice of conversion shall specify (i) the number of shares of Series A Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series A Preferred Stock not be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

          Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon conversion shall thereupon be treated for all purposes as the record holder or holders of the Common Stock. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fractional share, as hereinafter provided, to the person or persons entitled to receive the same. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted.

          Section 502. Adjustment of Conversion Ratio. The Conversion Ratio in effect at any time and the number and kind of securities purchasable upon the conversion of equal share of the Series A Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events at any time after December 18, 2003 as follows:

               (a) Distributions, Subdivision or Reclassification of Common Stock. In case the Corporation shall (i) make a distribution on its outstanding Common Stock in shares of Common Stock; (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares; or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio in effect at the time of the record date for such distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted;

               (b) Condition Precedent in Extraordinary Transaction. In case of any reclassification, capital reorganization or other similar activity which results in a change in the outstanding shares of Common Stock or in case of the merger or consolidation of the Corporation with another entity or any sale, assignment, lease or conveyance to another entity of all or substantially all of the property or assets of the Corporation in one or a series of transactions, the Corporation shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holders of Series A Preferred Stock shall have the right thereafter, by converting the Series A Preferred Stock, to purchase the kind and amount of shares and other securities and property receivable upon such reclassification, capital reorganization or similar activity, change, merger or consolidation, or sale, assignment, lease or conveyance which would have been received had the Series A Preferred Stock been converted immediately prior to such reclassifications, capital reorganization, similar activity, change, merger or consolidation, or sale, assignment, lease or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

          Section 503. Notice of Certain Corporate Action. In case: (i) the Corporation shall declare a dividend on its Common Stock payable otherwise than in cash out of its earned surplus; or (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; (iii) the Corporation shall reclassify the Common Stock of the Corporation (excluding a subdivision or combination of its outstanding shares of Common Stock); or (iv) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or (v) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed with the transfer agent (if any) for the Series A Preferred Stock, and shall cause to be mailed to all holders of record of the Series A Preferred Stock, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record date hereinafter specified, a notice stating
     (1) the record date, or (2) the date on which such reclassification, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, sale, transfer, dissolution, liquidation or winding up.

          Section 504. Corporation Shall authorized and Reserve Common Stock. The Corporation shall, on or before April 30, 2004, authorize an increase in the number of shares of its common stock authorized in an amount sufficient to enable all of the Series A Preferred Stock to be converted into shares of common stock. Thereafter, and for the purpose of effecting the conversion of the Series A Preferred Stock, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Preferred Stock.

          Section 505. Covenant as to Common Stock. The Corporation covenants that all shares of Common Stock which may be issued upon conversion of the Series A Preferred Stock will upon issue be fully paid and nonassessable.

          Section 506. Special Provision in Case of Merger, Consolidation or Other Reorganization or Sale of Assets. In case of any merger, consolidation, reorganization, sale or transfer provided for in Section 502, the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series A Preferred Stock and each such holder of any Series A Preferred Stock may elect, in lieu of converting his shares in accordance therewith, to require the Corporation to, subject to the legal availability of funds therefore, redeem all such shares held at the liquidation value per share, plus an amount equal to all accrued and unpaid dividends and all accumulated dividends thereon to the date fixed for redemption, which shall be not later than the effective date of the merger, sale or transfer. Redemption of the Series A Preferred Stock shall be a condition to the effectiveness of such transaction.

          Section 601. Voting. The holders of Series A Preferred Stock shall have, in addition to any voting rights provided by law, the right to vote by casting four (4) votes for each duly authorized, issued and outstanding share of Series A Preferred Stock held by them of record, as hereafter provided:

               (i) voting together with the holders of Common Stock and any other class of shares voting with Common Stock, on any and all issues presented to a vote of the holders of Common Stock or as to which the holders of the Common Stock are entitled to vote upon; and

               (ii) as a separate class, upon: (a) each question or matter in respect of which such holders are entitled to vote under the Act; (b) any amendment, alteration or repeal of any provision of the Articles of Incorporation or this Certificate of Designation so as to affect adversely the rights, powers or preferences of the Series A Preferred Stock, and any proposed creation of a class or series of preferred stock ranking on a parity with the Series A Preferred Stock as to dividends or on liquidation. Authorization of any action set forth in
          (b) above requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock.

          Section 602. Adjustment in Voting Rights. The number of votes per share which the holders of Series A Preferred Stock may cast pursuant to
     Section 601 shall be adjusted, upon any change in the Conversion Ratio under Article V hereof, to equal the number of shares of Common Stock into which it would be then convertible (whether or not such conversion is restricted or prohibited for any reason).

                          (End of Amended Article III)

Reasons for Increase in Capital

     We need to increase our authorized capital for several reasons:

     o On April 15, 2004, we acquired certain assets from Vista Medical Technologies, Inc. ("Vista"). In connection with such acquisition, we were required to make a cash payment to Vista in the amount of $158,717.74. In order to fund the cash portion of the purchase price for the Vista assets, we issued 5,000,000 shares of our Series A Preferred Stock to Donald Tucker for $400,000. Each share of Series A Preferred Stock is convertible into four shares of our common stock, 20,000,000 total. We issued Series A Preferred Stock to Mr. Tucker because we did not have sufficient shares of common stock authorized. We need to increase our authorized common stock in order to issue these 20,000,000 shares of common stock when Mr. Tucker elects to convert his Series A Preferred Stock into common stock;

     o We intend to attempt to raise cash from the private placement of our common stock and eventually from a registered offering of our common stock; and

     o    We intend to use our common stock for additional acquisitions.

          Our Board of Directors also believes that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions and other general corporate purposes. Our Board of Directors believes that having such additional authorized shares of common stock available for issuance in the future should give us greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholders, management believes that such transactions would increase the value of Viking to its stockholders.

          There are certain advantages and disadvantages of voting for an increase in our authorized common stock. The advantages include:

     o The ability to raise capital by issuing capital stock under the transaction described above, or other financing transactions.

     o The ability to fulfill our obligations by having common stock available upon the issuance, and then conversion of our Series A Preferred Stock.

     o To have shares of common stock available to pursue business expansion opportunities, if any.

     The disadvantages include:

     o The issuance of authorized but unissued stock could be used to deter a potential takeover of Viking that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with our Board of Directors' desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

     o Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

Increase in Blank Check Preferred Stock

     We intend to increase our authorized shares of preferred stock from 5,000,000 shares to 25,000,000 shares. We have designated 5,000,000 shares of preferred stock as Series A Preferred Stock. The remaining 20,000,000 shares of Preferred Stock are "blank check" preferred stock. The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance without further stockholder approval.

The authorization of such blank check preferred stock would permit the Board of Directors to authorize and issue preferred stock from time to time in one or more series.

     Subject to the provisions of our amended Articles of Incorporation and the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of Viking and its stockholders.

     The increase in the number of preferred shares authorized provides the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its common stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for common stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by Viking, or issuance as part or all of the consideration required to be paid by Viking for acquisitions of other businesses or assets.

     Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of Viking by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of Viking. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of Viking by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of Viking by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

     While the increase in the number of preferred shares authorized may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the increase in the number of preferred shares authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire Viking to negotiate directly with the Board of Directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

                               DISSENTERS' RIGHTS

     There are no dissenters' rights applicable to the amendment of our Articles of Incorporation relating to Increased Capital Proposal.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth information regarding shares of our Common Stock beneficially owned as of February 24, 2004 (the Record Date) by: (1) each of our officers and directors; (ii) all officers and directors as a group; and
(iii) each person known by us to beneficially own five percent or more of the outstanding shares of its common stock.



                                           Common
Shareholder                                Stock                  Percentage
-----------                                ------                 ----------

Thomas B. Marsh (1) (2)                      -0-                     -0-
Daniel F. Crowley (1) (3)                    -0-                     -0-
Ronald Walrod (1)                            -0-                     -0-
John R. Lyon      (1)                        -0-                     -0-
Dennis Blomquist (1)                        850,000                 13.5%
Evan Blomquist                              550,000                  8.7%
Richard Wallace                             410,000                  6.5%
Donald E. Tucker (5)                      3,200,000                 50.8%
Troika Capital                              600,300                  9.5%
All officers and directors as a
group 3 persons                             850,000                 13.5%

TOTAL                                     6,294,650                  100%

(1) These were the officers and directors of the Company. Effective April 15, 2004, Dennis Blomquist resigned as an officer and director of Viking and Ronald Walrod was appointed a director of Viking and Joseph Warrino was appointed the Chief Financial Officer and Secretary of Viking. On May 10, 2004, John R. Lyon was appointed a director of Viking.

(2) Does not include 1,000,000 shares which are issuable under a currently exercisable stock option.

(3) Does not include 200,000 shares which are issuable under a currently exercisable stock option.

(4) Does not include 20,000,000 shares which may be issued if Mr. Tucker converts his 5,000,000 shares of Series A Preferred Stock into shares of our common stock.

     The following table sets forth information regarding shares of our Common Stock beneficially owned as of June 8, 2004 and as of June 8, 2004 assuming Donald Tucker converted all 5,000,000 of his shares of Series A Preferred Stock into 20,000,000 shares of common stock by: (1) each of our officers and directors; (ii) all officers and directors as a group; and (iii) each person known by us to beneficially own five percent or more of the outstanding shares of its common stock.

                                           Common
Shareholder                                Stock                  Percentage
-----------                                ------                 ----------

Thomas B. Marsh (1) (2)                      -0-                     -0-
Daniel F. Crowley (1) (3)                    -0-                     -0-
Ronald Walrod (1)                            -0-                     -0-
Jerry Lyon (1) (4)                        3,054,000
Donald E. Tucker (4)                      23,200,000                 79%

All officers and directors as a
group 3 persons                              850,000               13.5%

TOTAL                                     29,348,650                100%

(1)  These are the officers and directors of the Company.

(2) Does not include 1,000,000 shares which are issuable under a currently exercisable stock option.

(3) Does not include 200,000 shares which are issuable under a currently exercisable stock option.

(4) Mr. Lyon is the president of Vista Medical Technologies, Inc. These shares are owned by Vista Medical Technologies.

(5) Assumes all 5,000,000 shares of Series A. Preferred Stock owned by Mr. Tucker are convertible into 20,000,000 Shares of common stock.

               IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The current directors and officers of Viking who will serve until the next annual meeting of shareholders or until their successors are elected or appointed and qualified, are set forth below:

      Name                          Position
      ----                          --------

      Thomas B. Marsh               CEO/President/Director
      Daniel F. Crowley             Director, Audit Committee Chairman
      Ronald Walrod                 Director
      Joseph Lyon                   Director
      Joseph Warrino                Chief Financial Officer/Secretary

     Background information about Viking's officers and directors is as follows:

     Thomas B. Marsh. Mr. Marsh was appointed President and Director of Viking in November 2003. He has also served as secretary, and treasurer of PurchaseSoft, Inc. from August 5, 2002 to Janaury 31, 2004. He continues to serve as a director of PurchaseSoft, Inc. where he has been a director since august 5, 2002. Mr. Marsh was a Partner and co-founder of Marsh+Flagg in 2001. Marsh+Flagg is a merger and acquisition advisory firm with offices in La Jolla & Newport Beach, California and Stuttgart Germany. Prior to PurchaseSoft and Marsh+Flagg, Marsh was COO at Co-Mack Technology, CEO of Emark Corporation and President of Spectrum Companies International. Marsh attended Williams College with a major in economics.

     Daniel F Crowley. Mr. Crowley has been a private investor and business consultant since 2002. Mr. Crowley is a principal in and co-founder of Spectrum Partners LLC, a business strategy and development advisory firm, specializing in the transportation and logistics industry, with offices in Scottsdale, Arizona. Prior to Spectrum Partners LLC, Mr. Crowley was Executive VP & CFO at BAX Global from 1998 through 2002. Previous positions include senior management positions with Frito-Lay International, and Grand Metropolitan PLC companies including The Pillsbury Company and Pearle Vision. Mr. Crowley has a CPA from the State of New York, a MBA in Finance from Columbia University.

     Ronald Walrod. Mr. Walrod was appointed a director of the Company on April 15, 2004. He has served as President, Chief Executive Officer and director of JMAR Technology since October, 2002. From 1998 to 2000, Mr. Walrod served as President and CEO of Kinetic Probe, a privately-held company engaged in the development of semiconductor probe cards. From 1996 to 1998, Mr. Walrod served as President and CEO of Nautronix, a supplier of dynamic positioning, autopilot and automation systems for marine applications. From 1984 to 1993, Mr. Walrod served as President and CEO of Applied Remote Technology, Inc. (ART), a company he founded to develop autonomous undersea vehicle (AUV) systems, advanced undersea sensors, and acoustic communications links, all of which have both commercial and military applications. Mr. Walrod graduated with Honors from the United States Coast Guard Academy and earned both Masters of Science and Professional Engineer Degrees from the Massachusetts Institute of Technology in 1970, and received a Masters of Business Administration degree from the University of San Diego in 1983. He was awarded a fellowship for graduate studies in Ocean Engineering from the National Science Foundation and has twice received the Industrial Research and Development IR 100 Award for Remotely
Operated Vehicles developed under his direction. Mr. Walrod holds a United States Patent for "Comminution by Cryogenic Electrohydraulics" that was issued in 1998.

     John R. Lyon. Mr. Lyon co-founded Vista Medical Technology, Inc. in July 1993 and has served as its President since July 1993, as Chief Executive Officer since December 1996 and as a Director since July 1995. Prior to co-founding
Vista Medical, Mr. Lyon served for three years with Cooper Companies, as President of the International Division within Cooper's Health Care Group from

January 1991 through December 1992, and as President of Cooper Surgical, a manufacturer and distributor of minimally invasive surgical products, from January 1992 through January 1993. Mr. Lyon also was employed by Kaiser Aerospace in a business development role from February 1993 until Vista Medical was founded in July 1993. Mr. Lyon holds a B.A. from the University of Durham, United Kingdom.

     Joseph Warrino. Mr. Warrino was appointed the Chief Financial Officer and Secretary of Viking on April 15, 2004. From 2000 to April 15, 2004, he was the controller of Vista Medical Technologies, Inc. From 1999 to 2000 he was a Division Controller and Human Resources Manager of DT Industries, Inc. Lasko Company. M From 1998 to 1999, he was a senior cost accountant for Vista Medical Technologies, Inc. From 1989 to 1998, Mr. Warrino worked as an accountant for several different companies. Mr. Warrino earned his BS Degree in accounting from Salem State College and his AS Degree in Management from Middlesex Community College.

Control Persons

     Our change of business plan was proposed to our previous management by Donald E. Tucker. In connection with our change of business plan, Mr. Tucker acquired voting control of Viking. Information about Donald E. Tucker is as follows:

     Donald E. Tucker. Donald E. Tucker, age 49, has been employed by a large consulting and technology firm for the past twenty four (24) years, and has been a Partner for thirteen (13) years. Currently, Mr. Tucker has global responsibility for the Medical Technology, Diagnostics and Devices industry segment, as well as the west coast Biotech/Pharmaceutical market. He has primary responsibility for establishing global market and operational leadership in these industry segments and is also an advisor to a number of associations in the life science industry. Mr. Tucker's experience is in the strategy, planning and implementation of large-scale complex change programs with extensive involvement in new product development, supply chain management and commercial operations. He has served numerous Fortune 100 companies in planning and executing global mergers, consolidating operations and implementing new strategic capabilities. He has worked extensively throughout the Americas and Europe. Mr. Tucker graduated Magna Cum Laude with a BS degree in business management from Northern Michigan University.

                      ADDITIONAL AND AVAILABLE INFORMATION

     Viking is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, and Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC's website (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                            STATEMENT OF ADDITIONAL INFORMATION

     Viking's Annual Report on Form 10-KSB for the year ended December 31, 2003 and Quarterly Reports on Form 10-QSB's, for the quarter ended March 31, 2004, have been incorporated herein by this reference. We have also incorporated by reference the following Form 8-K's:


            Form 8-K filed:   December 16, 2003
            Form 8-K filed:   December 24, 2003
            Form 8-K filed:   March 17, 2004
            Form 8-K filed:   April 1, 2004
            Form 8-K filed:   April 19, 2004
            Form 8-K filed:   May 10, 2004
            Form 8-K/A filed: June 9, 2004
            Form 8-K/A filed: June 30, 2004


     Our Form 10-KSB for the year ended December 31, 2003 and our Form 10-QSB for the quarter ended march 31, 2004, are enclosed with this Information Statement.

     For each other document incorporated herein, we will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

     All documents filed by Viking pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                           COMPANY CONTACT INFORMATION

     All inquiries regarding the Company should be addressed to the Company's principal executive offices:

                                    Viking Systems, Inc.
                               7514 Girard Avenue, Suite 1509
                                     La Jolla, CA 92037
                                       (858) 456-6608

                                           By order of the Board of Directors:

                                           /s/ Thomas B. Marsh
                                           President and Chief Executive Officer




                              INDEX TO ATTACHEMENTS

Asset Purchase Agreement
Viking Systems, Inc. 10-KSB  for the year ended December 31, 2003
Viking Systems, Inc. for the Quarter ended March 31, 2004
Audited Financial Statement of Vista Medical Technologies Visualization Business
      Segment for the years ended December 31, 2003 and 2002
Proforma Financial Information

                            ASSET PURCHASE AGREEMENT

                                  by and among

                        Vista Medical Technologies, Inc.

                                       and

                              Viking Systems, Inc.

                             dated December 22, 2003

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS........................................................1
      1.1   Defined Terms....................................................1
      1.2   Construction of Certain Terms and Phrases........................6

ARTICLE II PURCHASE AND SALE OF ASSETS.......................................6
      2.1   Purchase and Sale of Certain Assets of the Company...............6
      2.2   Excluded Assets..................................................6
      2.3   Assumed Liabilities/Excluded Liabilities.........................7
      2.4   Purchase Price...................................................7
      2.5   Allocation of Aggregate Purchase Price...........................7
      2.6   Private Placement................................................7
      2.7   Sales, Use and Other Taxes.......................................7
      2.8   Bulk Sales Compliance............................................7
      2.9   Closing..........................................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................9
      3.1   Organization of the Company......................................9
      3.2   Authority........................................................9
      3.3   Financial Statements and Reports.................................9
      3.4   No Conflicts....................................................10
      3.5   Consents, Approvals and Filings.................................10
      3.6   No Undisclosed Liabilities......................................10
      3.7   Purchased Assets................................................11
      3.8   Benefit Plans; ERISA............................................11
      3.9   Real Property...................................................11
      3.10  Intellectual Property Rights....................................11
      3.11  Litigation......................................................13
      3.12  Compliance with Law.............................................13
      3.13  Contracts.......................................................13
      3.14  Environmental Matters...........................................14
      3.15  Inventory.......................................................14
      3.16  Plants, Buildings, Structures, Facilities and Equipment.........14
      3.17  Customer Lists and Accounts.....................................14
      3.18  Relationships with Suppliers and Licensors......................14
      3.19  Tax Matters.....................................................14
      3.20  Permits.........................................................15
      3.21  Brokers.........................................................15
      3.22  Material Misstatements and Omissions............................15
      3.23  Investment Representations......................................15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER......................16
      4.1   Organization....................................................16
      4.2   Capital Stock of Purchaser......................................16
      4.3   Authority.......................................................16
      4.4   Litigation......................................................16
      4.5   Financial Statements and Reports................................17
      4.6   Financial Statements............................................17

                                                                            Page
                                                                            ----

      4.7   No Undisclosed Liabilities......................................17
      4.8   Brokers.........................................................17
      4.9   No Conflicts....................................................17
      4.10  Consents and Governmental Approvals and Filings.................18
      4.11  Compliance with Law.............................................18
      4.12  Trading of Securities...........................................18
      4.13  Closing Shares..................................................18
      4.14  Material Misstatements and Omissions............................18

ARTICLE V COVENANTS OF THE PARTIES..........................................18
      5.1   Operation of Business Prior to Closing Date.....................19
      5.2   Investigation by Purchaser......................................19
      5.3   Consents........................................................19
      5.4   Notification of Certain Matters.................................20
      5.5   Cooperative Efforts.............................................20
      5.6   Filings.........................................................20
      5.7   Inconsistent Activities.........................................20
      5.8   Public Announcements............................................20
      5.9   Employee Matters................................................21
      5.10  Prorations......................................................21
      5.11  Confidentiality.................................................21
      5.12  Approval of the Company's Stockholders..........................22
      5.13  Updating of Disclosure Schedules................................22
      5.14  Board of Directors of Purchaser.................................22

ARTICLE VI CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.....................22
      6.1   No Material Adverse Effect......................................22
      6.2   Stockholder Approval............................................22
      6.3   Closing Deliveries..............................................22

ARTICLE VII CONDITIONS TO THE OBLIGATIONS OF PURCHASER......................23
      7.1   Material Adverse Effect.........................................23
      7.2   Stockholder Approval............................................23
      7.3   Closing Deliveries..............................................23

ARTICLE VIII ACTIONS BY THE PARTIES AFTER THE CLOSING.......................23
      8.1   Survival of Representations, Warranties, Etc....................23
      8.2   Indemnification.................................................23
      8.3   Restriction on Transferability of the Securities................25
      8.4   Agreement not to dispose of Indemnity Shares....................26
      8.5   Further Assurances..............................................26
      8.6   Reports Under Securities Exchange Act of 1934...................26
      8.7   Transfer of Rights to Name......................................26
      8.8   Access to Records...............................................26
      8.9   Transitional Use of Financial System............................26
      8.10  Payment of Royalties............................................26
      8.11  Payment for Inventory...........................................26

                                                                            Page
                                                                            ----

ARTICLE IX MISCELLANEOUS....................................................27
      9.1   Termination.....................................................27
      9.2   Notices.........................................................28
      9.3   Entire Agreement................................................28
      9.4   Waiver..........................................................29
      9.5   Amendment.......................................................29
      9.6   No Third Party Beneficiary......................................29
      9.7   No Assignment; Binding Effect...................................29
      9.8   Headings........................................................29
      9.9   Severability....................................................29
      9.10  Governing Law...................................................29
      9.11  Consent to Jurisdiction and Forum Selection.....................29
      9.12  Expense.........................................................30
      9.13  Construction....................................................30
      9.14  Counterparts....................................................30

                             Schedules and Exhibits


Schedules
---------

Schedule 2.1(a)     Products
Schedule 2.1(b)     Property
Schedule 2.1(c)     Customer Lists and Accounts
Schedule 2.1(d)     Assumed Contracts
Schedule 2.1(e)     Permits
Schedule 2.1(g)     Inventory
Schedule 2.1(h)     Accounts
Schedule 2.2        Excluded Assets
Schedule 2.3        Assumed Liabilities
Schedule 2.5        Allocation

Disclosure Schedule

Exhibits
--------

Exhibit A           License Agreement
Exhibit B           Bill of Sale
Exhibit C           General Assignment
Exhibit D           Registration Rights Agreement
Exhibit E           Inventory Procedure

                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement ("Agreement") is made and entered into as of December 22, 2003, by and among Viking Systems, Inc., a Nevada corporation ("Purchaser") and Vista Medical Technologies, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, Purchaser desires to acquire from the Company, and the Company desires to sell to Purchaser, certain assets of the Company's medical device and technology business (the "Business") on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Purchaser desires to assume certain liabilities of the Business as more fully described herein; and

     WHEREAS, the Company shall retain certain product rights with respect to the products and assets of the Business, which product rights will be exclusively licensed to Purchaser pursuant to the terms of the License Agreement; and

     WHEREAS, certain other assets and liabilities of the Company will remain with the Company and not be transferred to Purchaser, all as more particularly set forth herein; and

     WHEREAS, Purchaser and the Company acknowledge that this Agreement and the agreements attached as exhibits hereto collectively constitute the agreements necessary to accomplish the transactions contemplated by this Agreement and are parts of an integrated arrangement between the parties with respect to the purchase and sale of the Purchased Assets (as defined in Section 1.1) and certain licenses and other relationships between the parties, and that separate agreements have been used for the sake of convenience.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

     "Actions or Proceedings" means any action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

     "Assets and Properties" and "Assets or Properties" of any Person each means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such

Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Assumed Contracts" has the meaning set forth in Section 2.1(d) below.

     "Assumed Liabilities" has the meaning set forth in Section 2.3(a) below.

     "Books and Records" of any Person means all files, documents, instruments, papers, books, computer files (including but not limited to files stored on a computer's hard drive or on floppy disks), electronic files and records in any other medium relating to the business, operations or condition of such Person.

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

     "Cash Purchase Price" means the sum of (i) $132,000 and (ii) the difference (at Closing) between the Company's aggregate accounts receivable and aggregate accounts payable. To the extent the Cash Purchase Price exceeds $400,000, only $400,000 will be paid at Closing and the remainder will be paid upon the earlier of (i) collection of the associated accounts receivable or (ii) forty-five (45) days after Closing.

     "Claim Notice" has the meaning set forth in Section 8.2(c).

     "Closing" has the meaning set forth in Section 2.9(a) below.

     "Closing Date" has the meaning set forth in Section 2.9(a) below.

     "Closing Shares" means that number of shares of Purchaser's Common Stock equal to 10% of Purchaser's fully-diluted capitalization (which, for purposes of calculation, includes all outstanding common stock, preferred stock and convertible or exercisable securities) as of Closing.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the first paragraph of this Agreement.

     "Company Disclosure Schedule" means the disclosure schedule of the Company attached hereto which sets forth the exceptions to the representations and warranties contained in Article III hereof and certain other information called for by this Agreement.

     "Company Intellectual Property" means any Intellectual Property exclusively relating to the conduct of the Business that is owned by, exclusively licensed to or managed by the Company.

     "Company Records" has the meaning set forth in Section 2.1(f) below.

     "Company Reports" has the meaning set forth in Section 3.3 below.

     "Confidentiality  Agreement"  has the  meaning  set forth in  Section  5.11 below.

     "Customer Lists and Accounts" has the meaning set forth in Section 2.1(f) below.

     "Damages" has the meaning set forth in Section 8.2(a) below.

     "Dispute Notice" has the meaning set forth in Section 8.2(c).

     "Encumbrances" means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

     "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and any indoor workplace.

     "Environmental Laws" means all national, state, local and foreign laws, codes, regulations, common law, requirements, directives, Orders, and administrative or judicial interpretations thereof, all as in effect on the date hereof or on the Closing Date, that may be enforced by any Governmental or Regulatory Authority, relating to pollution, the protection of the Environment and the safety of workers and the public, or the regulation of the emission, discharge, disposal, release or threatened release of Materials in or into the Environment.

     "Environmental Notice" means any written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, harm or damages to person, property, natural resources or other fines or penalties) arising out of, based on or resulting from (a) the emission, discharge, disposal, release or threatened release in or into the Environment of any Materials or (b) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" has the meaning set forth in Section 2.2 below.

     "Fair Market Value" has the meaning set forth in Section 8.2(e)(iv) below.

     "Financial System" has the meaning set forth in Section 8.9 below.

     "GAAP" means United States generally accepted accounting principles.

     "General Assignment" has the meaning set forth in Section 2.9(b)(iv) below.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, any state, county, city or other political subdivision.

     "Indemnity Shares" means 10% of the Closing Shares, al of which are to be held by the Company in accordance with the terms of this Agreement.

     "Intellectual Property" means (i) trademarks, service marks, trade names, trade dress, labels, product configurations, logos, and all other names and slogans associated with any products or embodying the goodwill of the Business, whether or not registered, and any applications or registrations therefor (including any goodwill or common law rights associated therewith), (ii) plans, design drawings, specifications and performance criteria, operating instructions and maintenance manuals, manufacturing information (including production documentation, methods, layouts and supplier and cost information), copies of on-site computer software and related documentation (including, without limitation, source and object code to the extent available), prototypes, models or samples, ideas, concepts and data, research records, all promotional literature, customer and supplier lists and similar data and information and all other confidential or proprietary technical and business information, (iii) copyrights, copyright registrations and applications for registration, (iv)
patent and patent applications (including all reissues, divisions, continuations, continuations-in-part, renewals, and extensions of the foregoing) owned by the Company and (v) all other intellectual property rights and goodwill related thereto.

     "Knowledge of the Company" or "Known to the Company" means the actual knowledge of any Company executive officer after reasonable inquiry.

     "Leased Real Property" has the meaning set forth in Section 3.9 below.

     "Liabilities" means any liability, debts, obligations of any kind or nature (whether known or unknown, whether asserted, or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including but not limited to any liability for Taxes.

     "License Agreement" has the meaning set forth in Section 2.2 below.

     "Materials"  means  pollutants,   contaminants  or  chemical,   industrial,
hazardous,   radioactive  or  toxic  materials  or  wastes,  including,  without limitation, petroleum, petroleum products and radiation.

     "Material Adverse Effect" means, for any Person, a material adverse effect, whether individually or in the aggregate, (a) on the business, operations, financial condition, Assets and Properties, Liabilities or prospects of such Person, or (b) on the ability of such Person to consummate the transactions contemplated hereby. For an event or condition to have a Material Adverse Effect hereunder, such event or condition must specifically and particularly affect the Person in question as opposed to affecting generally the economy, an industry or society (or a segment thereof).

     "Offer Recipients" has the meaning set forth in Section 5.9(a) below.

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Ordinary Course of Business" means the action of a Person that is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

     "Permits" means all licenses, permits, certificates of authority, authorizations, approvals, registrations and similar consents granted or issued by any Governmental or Regulatory Authority relating to the Business, the Purchased Assets or the Assumed Liabilities.

     "Permitted Encumbrances" means (i) anyEncumbrance for taxes that are not yet due or payable, (ii) any Encumbrance for tax assessments and other charges or claims with respect to taxes, the validity of which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, (iii) any minor imperfection of title or similar Encumbrances which individually or in the aggregate with other such Encumbrances does not impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the Business, (iv) mechanics' and materialmen's liens incurred in the

Ordinary Course of Business for construction or alterations, (v) statutory liens of landlords and workmen's, repairmen's, warehousemen's and carriers' liens arising in the Ordinary Course of Business, (vi) requirements incurred or other Encumbrances relating to deposits made in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other similar statutory requirements and (vii) Eencumbrances constituted by the terms of (A) any equipment lease; (B) any capital lease; (C) any license and (D) any real property lease.

     "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Products" has the meaning set forth in Section 2.1(a) below.

     "Property" has the meaning set forth in Section 2.1(b) below.

     "Purchased Assets" has the meaning set forth in Section 2.1 below.

     "Purchaser" has the meaning set forth in the first paragraph of this Agreement.

     "Purchaser Disclosure Schedule" means the disclosure schedule of the Purchaser attached hereto which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement.

     "Purchaser Group" has the meaning set forth in Section 8.2(a) below.

     "Registration Rights Agreement" means the agreement substantially in the form of Exhibit D attached hereto.

     "SEC" means the United States Securities and Exchange Commission, or any successor entity.

     "Securities" means, collectively, the Closing Shares and Indemnity Shares.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Survival Period" has the meaning set forth in Section 8.1 below.

     "Tax" (and, with correlative meaning, "Taxes," "Taxable" and "Taxing") means all sales and use taxes, real and personal property taxes, income taxes, gross receipts taxes, documentary transfer taxes, employment taxes, withholding taxes, unemployment insurance contributions and other taxes or governmental charges of any kind, however denominated, including any Liability in respect thereto, under any federal, state, local, foreign or other applicable tax law.

     "Tax Return" means any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with respect to any taxing authority with respect to Taxes.

     "Updated  Capitalization  Representation"  has the  meaning  set  forth  in
Section 4.2 below.

     "Updated Company Disclosure  Schedule" has the meaning set forth in Section
5.13 below.

     "Updated  Purchaser  Disclosure  Schedule"  has the  meaning  set  forth in
Section 5.13 below.

     1.2 Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender;
(b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or"; and (f) "including" means "including without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

     2.1 Purchase and Sale of Certain Assets of the Company. Subject to the terms and conditions hereof, the Company shall sell, assign, grant, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and accept from the Company as of the Closing, other than the Excluded Assets, all of the assets of the Business, wherever situated, as the same shall exist on the Closing Date (collectively, the "Purchased Assets"), including without limitation the following:

          (a) Products. All products listed on Schedule 2.1(a), including without limitation all specifications, documentation, supplements, improvements, modifications, updates, corrections and enhancements to past versions of such products, shipping versions of such products and versions of such products currently under development (the "Products")

          (b) Property. All fixed assets and tangible personal property used exclusively in the operation of the Business and set forth in Schedule 2.1(b) attached hereto (the "Property");

          (c) Customer Lists. All customer lists and customer accounts owned by the Company and used primarily in operation of the Business and set forth in Schedule 2.1(c) attached hereto (the "Customer Lists and Accounts");

          (d) Assumed Contracts. All rights of the Company under the agreements entered into between the Company and third parties named therein in the operation of the Business and listed in Schedule 2.1(d) attached hereto (the "Assumed Contracts");

          (e) Permits. All Permits (other than Permits that are not assignable pursuant to applicable laws) issued to or held by the Company relating to the Purchased Assets, the Business or Assumed Liabilities as forth in
     Schedule 2.1(e) attached hereto;

          (f)  Company  Records.  All of the Books and  Records  of the  Company
     exclusively   related  to  the  Business,   Purchased  Assets  and  Assumed
     Liabilities (the "Company Records");

          (g) Inventory. All inventory of the Business as set forth in Schedule 2.1(g); and

          (h) Accounts. All accounts receivable and accounts payable of the Business as set forth in Schedule 2.1(h).

     2.2 Excluded Assets. The Company shall retain all of its rights, title and interest in and to all the assets of the Company other than the Purchased Assets including, without limitation, the Company Intellectual Property and the assets set forth in Schedule 2.2 (collectively, the "Excluded Assets"). Certain Company

Intellectual Property shall be licensed to Purchaser in exchange for royalty payments pursuant to the terms of a License Agreement to be executed in connection herewith, substantially in the form of Exhibit A hereto (the "License Agreement").

     2.3 Assumed Liabilities/Excluded Liabilities.

          (a) As of the Closing Date, Purchaser agrees to assume, satisfy or perform when due those liabilities and obligations of the Company listed in
     Schedule 2.3 (the "Assumed Liabilities").

          (b) Other than the Assumed Liabilities, Purchaser shall not assume, or be deemed to have assumed or guaranteed, or otherwise be responsible for any liability, obligation or claims of any nature of the Company, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown, or whether arising out of acts or occurrences prior to, at or after the date hereof. Without limiting the generality of the foregoing, the Company shall remain liable for all, Tax liabilities, litigation matters involving the Company and the payment of all Liabilities and obligations to personnel of the Company with respect to the notice and continuation coverage requirement of Section 4980B(e) of the Code and regulations thereunder, payroll, overtime, accrued vacation time, holiday time, severance arrangements or worker's compensation of any nature which are accrued but unpaid as of the Closing Date.

     2.4 Purchase Price. On the Closing Date, as consideration for the Purchased Assets, Purchaser agrees:

          (a) To pay and deliver to the Company the Cash Purchase Price; and

          (b) To deliver to the Company a certificate evidencing the Closing Shares;

          (c) To assume the Assumed Liabilities.

     2.5 Allocation of Aggregate Purchase Price. The allocation of the purchase price set forth in Section 2.4 above shall be as set forth on Schedule 2.5 attached hereto. Purchaser and the Company agree (a) to report the sale of the Purchased Assets for federal and state Tax purposes in accordance with the allocations set forth on Schedule 2.5 hereto and (b) not to take any position inconsistent with such allocations on any of their respective tax returns.

     2.6 Private Placement. The Closing Shares to be issued to the Company will be exempt from the registration requirements of the Securities Act pursuant to the private placement exemption provided by Rules 505 and/or 506 of Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act and applicable state securities laws, based in part upon the representations and warranties of the Company contained herein. The Company hereby agrees to take all actions and execute all subscription and other documents which Purchaser reasonably deems necessary to qualify the issuance of the Closing Shares for such exemption.

     2.7 Sales, Use and Other Taxes. The Company shall be responsible for all sales, use, documentary stamp and other Taxes, if any, arising out of the sale of the Purchased Assets to Purchaser pursuant to this Agreement or any of the transactions contemplated by this Agreement.

     2.8 Bulk Sales Compliance. The Purchaser hereby waives compliance by the Company with the provisions of any and all laws relating to bulk transfers in connection with the sale of the Purchased Assets. The Company covenants and agrees to indemnify and hold harmless Purchaser from and against any and all Damages arising out of noncompliance with such bulk transfers laws.

     2.9 Closing.

          (a) Time and Place. The consummation of the purchase and sale of the Purchased Assets under this Agreement (the "Closing") shall take place at the offices of Heller Ehrman White & McAuliffe, LLP, 4350 La Jolla Village Drive, Suite 700, San Diego, California, 92122-1246, at 10:00 a.m. on January 21, 2004 or at such other time and in such manner as the parties mutually agree in writing (the "Closing Date").

          (b) Closing Deliveries by the Company. At the Closing, the Company shall have delivered or caused to be delivered to Purchaser: (i) possession of all of the Purchased Assets;

               (ii) the License Agreement, duly executed by the Company;

               (iii) a Bill of Sale substantially in the form of Exhibit B attached hereto, conveying good and marketable title in and to all of the Purchased Assets, duly executed by the Company;

               (iv) an Assignment and Assumption Agreement substantially in the form of Exhibit C attached hereto (the "General Assignment"), duly executed by the Company;

               (v) the Registration Rights Agreement, duly executed by the Company;

               (vi) the Updated Company Disclosure Schedule;

               (vii) a certificate of an officer of the Company with respect to the matters set forth in Section 7.1 hereof;

               (viii) a certificate of the Secretary of the Company, certifying as of the Closing Date (A) a true and complete copy of the Certificate of Incorporation of the Company, (B) a true and complete copy of the resolutions of each of the board of directors and stockholders of the Company authorizing the execution, delivery and performance of this Agreement by the Company and the consummation of the transaction contemplated hereby, (C) a certificate of good standing as of a recent date of the Company in the State of Delaware and (D) incumbency matters; and

               (ix) consents to assignment of the Assumed Contracts in form and substance satisfactory to Purchaser and its counsel.

          (c) Closing Deliveries By Purchaser. At the Closing, Purchaser shall have delivered or caused to be delivered:

               (i) the Cash Purchase Price to the Company;

               (ii) the Closing Shares to the Company;

               (iii) the License Agreement, duly executed by Purchaser;

               (iv) the General Assignment, duly executed by Purchaser;

               (v)  the  Registration   Rights   Agreement,   duly  executed  by
          Purchaser;

               (vi) the Updated Purchaser Disclosure Schedule;

               (vii) a certificate of an officer of Purchaser with respect to the matters set forth in Section 6.1 hereof;

               (viii) a certificate of the Secretary of Purchaser, certifying as of the Closing Date (A) a true and complete copy of the Certificate of Incorporation of the Purchaser, (B) a true and complete copy of the resolutions of the board of directors of the Purchaser authorizing the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby, (C) a certificate of good standing as of a recent date of the Purchaser in the State of Nevada and (D) incumbency matters; and

               (ix) such other documents as the Company may reasonably request for the purpose of facilitating the consummation of the transactions contemplated herein.

                                  ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Purchaser as of the date hereof, except as set forth on the Disclosure Schedule furnished separately to Purchaser or as set forth in the Company Reports, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

     3.1 Organization of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and corporate authority to carry on its business and own its Assets and Properties except where failure to have such power and authority would not have a Material Adverse Effect on the Business. The Company is duly qualified to conduct its respective business and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon the Business.

     3.2 Authority. The Company has all necessary corporate power and corporate authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its respective obligations hereunder and no other proceedings or corporate or stockholder action on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by the other parties to this Agreement) constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.3 Financial Statements and Reports. The reports and documents filed by the Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since January 1, 2001 (such reports are collectively referred to herein as the "Company Reports") constitute all of the reports and documents required to be filed by the Company under Section 13 or subsections
(a) or (c) of Section 14 of the Exchange Act with the SEC from January 1, 2001 through the date of this Agreement. The Company Reports have been duly and timely filed, were in compliance in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed, and were complete and correct in all material respects as of the dates at which the information therein was furnished. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Company included in the Company Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Company as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of Company. Since the date of the filing with the SEC of Company's most recent Form 10-Q, there has been no material adverse change in the financial condition or results operations of Company that has resulted in a Material Adverse Effect on the Business or the Purchased Assets. There are no restatements of Company's financial statements currently contemplated as discussed with Company's Audit Committee.

     3.4 No Conflicts. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of the Company;

          (b) conflict with or result in a violation or breach of any term or provision of any law, Order, Permit, statute, rule or regulation of a Governmental or Regulatory Authority applicable to the Business or the Purchased Assets;

          (c) result in a breach of, or default under (or give rise to right of termination, cancellation or acceleration under) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, permit, agreement, lease or other similar instrument or obligation to which the Business or the Purchased Assets may be bound; or

          (d) result in an imposition or creation of any Encumbrance on the Business or any of the Purchased Assets.

     3.5 Consents, Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other Persons on the part of the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than approval by the Company's stockholders in accordance with the Company's bylaws and the Delaware General Corporation Law.

     3.6 No Undisclosed Liabilities. Except as disclosed in the Company Reports (including financial statements contained therein), there are no Liabilities, nor any basis for any claim against the Company for any such Liabilities, relating to or affecting the Business or the Purchased Assets, other than Liabilities incurred after the date of the latest Company Report in the Ordinary Course of Business which have not had, and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Business or the Purchased Assets.

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

     3.7 Purchased Assets. Section 3.7 of the Company Disclosure Schedule contains a complete and accurate schedule specifying the location of all of the Purchased Assets, as of the Closing Date. The Company has good and marketable title to, or a valid leasehold interest in all of the Purchased Assets, free and clear of all Encumbrances (other than Permitted Encumbrances). The Purchased Assets (together with the Excluded Assets), constitute all property of any nature owned by the Company used in, or useful to, the operation of the Business as conducted as of the date hereof. All tangible personal property of the Company and/or used in or useful to the operation of the Business is in good operating condition and repair, ordinary wear and tear excepted. The Company shall be in actual possession of all of the Purchased Assets at the Closing.

     3.8 Benefit Plans; ERISA. Except as set forth on Section 3.8 of the Company Disclosure Schedule, Purchaser will incur no liability with respect to, or on account of, and the Company will retain any liability for, and on account of, any employee benefit plan of the Company, including, but not limited to, liabilities the Company may have to such employees under all incentive compensation plans, bonus plans, pension and retirement plans, profit-sharing plans (including, any profit-sharing plan with a cash-or-deferred arrangement subject to Section 401(k) of the Code) stock purchase and option plans, savings and similar plans, medical, dental, travel, accident, life, disability and other insurance and other plans or arrangements, whether written or oral and whether "qualified" or "non-qualified" under the Code, or to any employee as a result of termination of employment by the Company as contemplated by this Agreement. The Company has not, with respect to any Offer Recipients, maintained, contributed to, or been obligated or required to contribute to, a "multiemployer plan," as such term is defined in Section 3(37) of ERISA. The Company is not a party to any collective bargaining agreement covering any Offer Recipients and the Company knows of no effort to organize any such employee as a part of any collective bargaining unit.

     3.9 Real Property. The Company does not own any real property. Section 3.9 of the Company Disclosure Schedule contains the complete and accurate street address of each parcel of real property leased by the Company or any of its Affiliates in the conduct of the Business (as lessee or lessor) (the "Leased Real Property"). The Company has a valid leasehold interest in all real property used in or relating to the conduct of the Business, free and clear of all Encumbrances (other than Permitted Encumbrances). Each lease with respect to the Leased Real Property is a legal, valid and binding agreement subsisting in full force and effect enforceable in accordance with its terms, and except as set forth in Section 3.9 of the Company Disclosure Schedule, there is no, and the Company has not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Such leases in effect allow the particular use of the premises involved, and no provision of any lease prohibits or unduly limits the Company's ability to conduct the Business so as to have a Material Adverse Effect on the Business if enforced. The Company does not owe any brokerage commissions with respect to any such Leased Real Property.

     3.10 Intellectual Property Rights.

          (a) Section 3.10(a) of the Company Disclosure Schedule contains a true, correct, complete and current list and summary of all patents, trademarks and copyright registrations or applications comprising Company Intellectual Property. The Company owns and has good and exclusive title to (or valid right to use) each item of Company Intellectual Property free and clear of any Encumbrance (other than Permitted Encumbrances).

          (b) Section 3.10(b) of the Company Disclosure Schedule lists all Actions or Proceedings before any Governmental or Regulatory Authority (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to any Company Intellectual
     Property. No Company Intellectual Property or product or service of the Business is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

          (c) To the Knowledge of the Company, each item of Company Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Company Intellectual Property have been made and all necessary documents and certificates in connection with the Company Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Intellectual Property.

          (d) To the extent that any Company Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, or has a valid license to use, all Intellectual Property in such work, material or invention by operation of law or by valid assignment.

          (e) Except as set forth in Section 3.10(e) of the Company Disclosure Schedule, the Company has not transferred ownership of, or granted any license (exclusive or non-exclusive) with respect to any Company Intellectual Property to any third party.

          (f) Section 3.10(f) of the Company Disclosure Schedule lists all contracts, licenses and agreements to which the Company is a party that are currently in effect (i) with respect to the Company Intellectual Property licensed or offered to any third party; or (ii) pursuant to which a third party has licensed or transferred any Company Intellectual Property to the Company. Each of the contracts, licenses and agreements listed in Section 3.10(f) of the Company Disclosure Schedule is in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. The Company is in compliance with, and has not breached any term of any of such contracts, licenses and agreements. To the Knowledge of the Company, following the Closing Date Purchaser will be permitted to exercise all of the Company's rights under the contracts, licenses and agreements required to be listed in Section 3.10(f) to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

          (g) To the Knowledge of the Company, the operation of the Business, as currently conducted, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

          (h) The Company has not received notice from any third party that the operation of the Business or any act, product or service of the Business infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (i) To the Knowledge of the Company, (i) no Person has or is infringing or misappropriating any Company Intellectual Property and (ii) there have been, and are, no claims asserted against the Company or against any customer of the Company, related to any product or service of the Business.

     3.11 Litigation. Except as set forth in Section 3.11 of the Company Disclosure Schedule, there are no Actions or Proceedings pending or, to the Knowledge of the Company, threatened or anticipated against, relating to or affecting (i) the Business or the Purchased Assets or (ii) the transactions contemplated by this Agreement, and, to the Knowledge of the Company, there is no basis for any such Action or Proceeding. The Company is not in default with respect to any Order, and there are no unsatisfied judgments against the Company.

     3.12  Compliance  with  Law.  To the  Knowledge  of the  Company,  it is in compliance with all applicable laws, statutes, Orders, ordinances and regulations, whether federal, state, local or foreign, except where the failure to comply, in each instance and in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Business. The Company has not received any notice to the effect that, or otherwise has been advised that, it is not in compliance with any of such laws, statutes, Orders, ordinances or regulations, where the failure to comply could reasonably be expected to result in a Material Adverse Effect on the Business.

     3.13  Contracts.

          (a) Section 3.13 of the Disclosure Schedule contains a true and complete list of each of the following contracts, agreements or other arrangements to which the Company is a party and by which any of the Purchased Assets are bound:

               (i) all loan agreements, indentures, debentures, notes or letters of credit relating to the borrowing of money or to mortgaging, pledging or otherwise placing an Encumbrance on any Purchased Assets;

               (ii) all leases or agreements under which the Company is lessee or lessor of, or holds, or operates, any property, real or personal, owned by any other party used in connection with the conduct of the Business;

               (iii) all commitments, contracts, sales contracts, purchase orders, mortgage agreements or groups of related agreements with the same party or any group or affiliated parties which require or may in the future require payment of any consideration by the Company;

               (iv) all license agreements, distribution agreements or any other agreements involving any of the Company Intellectual Property;

               (v) all contracts or commitments that in any way restrict the Company from carrying on the Business;

               (vi) all other contracts and agreements pertaining to the conduct of the Business or by which any of the Purchased Assets is bound that
          (A) involve the payment or potential payment, pursuant to the terms of any such contract or agreement, by the Company and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any cost or penalty to the Company; and

               (vii) all contracts or commitments that in any way grants a third party a right of first refusal for the purchase of any of the Purchased Assets.

          (b) A correct and complete copy of each contract, agreement or other arrangement disclosed in Section 3.13 of the Company Disclosure Schedule has been previously provided to Purchaser. Each contract, agreement or

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

     other  arrangement  disclosed  in Section  3.13 of the  Company  Disclosure
     Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms.

     3.14 Environmental Matters. The Business is in compliance with, and has at all times complied with, all applicable Environmental Laws in all respects and, to the Knowledge of the Company, there are no circumstances which may prevent or interfere with such compliance in the immediate future. In the last five (5) years, the Company has not received any communication (whether written or oral), whether from a Governmental or Regulatory Authority, citizen group, employee or otherwise, that alleges that the Company or any predecessor of any of the Leased Real Property or Purchased Assets is not in full compliance with Environmental Laws. All Permits, licenses, registrations and other governmental authorizations currently held by the Company pursuant to Environmental Laws are identified in
Section 3.14 of the Company Disclosure Schedule and are in good standing and without any violation and represent all such environmental Permits necessary for the conduct of the Business as currently conducted. The Company has not been notified by any Governmental or Regulatory Authority that any environmental Permit will be modified, suspended or revoked or cannot be renewed, reissued or transferred, and, to the Knowledge of the Company, no environmental Permit will be modified, suspended or revoked, or cannot be renewed, reissued or transferred.

     3.15 Inventory. The inventory of the Business is in good and merchantable condition, and suitable and usable at its carrying value in the Ordinary Course of Business for the purposes for which intended. There is no material adverse condition affecting the supply of materials available to the Company in the conduct of the Business. All inventories used in or relating to the conduct of the Business are owned by the Company free and clear of any Encumbrances (other than Permitted Encumbrances).

     3.16 Plants, Buildings, Structures, Facilities and Equipment. All plants, buildings, structures, facilities and equipment used by the Company in the conduct of the Business are structurally sound with no known material defects and are in good operating condition and repair (subject to normal wear and tear) so as to permit the operation of the Business as presently conducted. The current condition of such plants, buildings, structures and facilities comply with applicable zoning and permit requirements.

     3.17 Customer Lists and Accounts. The Customer Lists and Accounts set forth in Schedule 2.1(b) is a true and correct list of the Company's customers and accounts as of the date hereof.

     3.18 Relationships with Suppliers and Licensors. No current supplier to the Company with the respect to the Business has notified the Company of an intention to terminate or substantially alter its existing business relationship with the Company nor has any licensor under a license agreement with the Company that constitutes part of the Assumed Contracts notified the Company of an intention to terminate or substantially alter the Company's rights under such license.

     3.19 Tax Matters. All Taxes of the Company have been or will be paid on a timely basis. The Company has duly and timely filed (or will file prior to the Closing) all Tax Returns required to be filed prior to Closing, and all such Tax Returns and reports are true, correct, and complete in all material respects. There are no Encumbrances (other than Permitted Encumbrances) for Taxes on any of the Purchased Assets. The Company has complied with all record keeping and tax reporting obligations relating to income and employment taxes due with respect to compensation paid to employees or independent contractors. The Company is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code. There are no pending or, to the Knowledge of the Company, threatened proceedings with respect to Taxes for which Purchaser could bear successor liability beyond what is set forth in the Disclosure Schedule or which could become a charge against the Purchased Assets, and there are no outstanding waivers or extensions of statutes of limitations with respect to assessments of Taxes, of the Company for which Purchaser could bear successor liability beyond what is set forth in the Disclosure Schedule or which could become a charge against the Purchased Assets.

     3.20 Permits. Section 3.20 of the Disclosure Schedule contains a true and complete list of all Permits used by the Company in the conduct of the Business. All such Permits are currently effective and valid and have been validly issued and are freely transferable to Purchaser at the Closing. To the Knowledge of the Company, no additional Permits are necessary to enable the Company to conduct the Business in compliance with all applicable federal, state and local laws. To the Knowledge of the Company, the execution, delivery or performance of this Agreement will not have any effect on the continued validity or sufficiency of the Permits, nor will any additional Permits be required by virtue of the execution, delivery or performance of this Agreement to enable the Company to conduct the Business as now operated. To the Knowledge of the Company, there is no pending Action or Proceeding by any Governmental or Regulatory Authority which could affect the Permits or their sufficiency for the current conduct of the Business or of the conduct of the Business after the Closing.

     3.21 Brokers. The Company has not retained any broker in connection with the transactions contemplated hereunder. Purchaser has, and will have, no obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Company.

     3.22 Material Misstatements and Omissions. The statements, representations and warranties of the Company contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Company pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

     3.23 Investment Representations. The Company is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act. The Company is aware that the Closing Shares have not been registered under the Securities Act or any applicable state securities laws, and hereby agrees that the Closing Shares may not be offered or sold (i) in the absence of registration under the Securities Act and any applicable state securities laws or an exemption from the registration requirements of the Securities Act and any applicable state securities laws and (ii) unless in compliance with the terms and provisions of this Agreement. The Company represents that the Company is familiar with Rule 144 promulgated by the SEC pursuant to the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Company understands that the offering and sale of the Closing Shares is intended to be exempt from registration under the Securities Act, by virtue of the private placement exemption provided by Rule 505 and/or 506 of Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act, based, in part, upon the representations, warranties and agreements contained in this Agreement, and Purchaser may rely on such representations, warranties and agreements in connection therewith.

     The Company agrees that it will be acquiring the Closing Shares for its own account and for investment, and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Closing Shares except in compliance with the Securities Act, applicable state securities laws and this Agreement. The Company represents that by reason of its business and financial experience, the Company has knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment. The financial condition and investments of the Company are such that the Company is in a financial position to hold the

Closing Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the investment in the Closing Shares.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Company as of the date hereof, except as set forth on the Purchaser Disclosure Schedule furnished separately to the Company, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

     4.1 Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Purchaser has the requisite corporate power and corporate authority to carry on its business and own its Assets and Properties except where failure to have such power and authority would not have a Material Adverse Effect on Purchaser. Purchaser is duly qualified to conduct its respective business and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon Purchaser.

     4.2 Capital Stock of Purchaser. The authorized capital stock of Purchaser, consists of (i) 20,000,000 shares of common stock, par value $0.001 per share, of which 6,294,650 shares were issued and outstanding as of the date hereof;
(ii) no shares of capital stock of Purchaser in treasury; and (iii) 5,000,000 shares of Preferred Stock, $0.001 par value per share, all of which have been designated Series A Preferred Stock and all of which were issued and outstanding as of the date hereof (each of which shares is convertible into four shares of common stock). Each share of the issued and outstanding capital stock of Purchaser is duly authorized, validly issued, fully paid and nonassessable.
Purchaser will provide at Closing an updated version of this Section 4.2, updated and accurate as of the Closing (the "Updated Capitalization
Representation"). The fully diluted percentage ownership of Purchaser represented by the Closing Shares will not materially change between the date hereof and the Closing.

     Except for outstanding options to purchase up to 1,200,000 shares of common stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Purchaser of any shares of its capital stock.

     4.3 Authority. Purchaser has all necessary corporate power and corporate authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its respective obligations hereunder and no other proceedings or corporate or stockholder action on the part of Purchaser is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by the other parties to this Agreement) constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     4.4 Litigation. Except as set forth in the Purchaser Disclosure Schedule, there are no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened or anticipated against, relating to or affecting (i) Purchaser or
(ii) the transactions contemplated by this Agreement, and, to the Knowledge of Purchaser, there is no basis for any such Action or Proceeding. Purchaser is not in default with respect to any Order, and there are no unsatisfied judgments against Purchaser.

     4.5 Financial Statements and Reports. Purchaser is required to file reports and documents under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC (such reports are collectively referred to herein as the "Purchaser Reports"). Purchaser is not current with respect to filing the Purchaser Reports. However, Purchaser will become current in the filing of the Purchaser Reports within ninety (90) days following the Closing and such Purchaser Reports, when filed, will be in compliance in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and will be complete and correct in all material respects as of the applicable filing dates. The Purchaser Reports, when brought current, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Purchaser to be included in the Purchaser Reports will (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Purchaser as of the respective dates thereof and for the periods referred to therein, and (iv) be consistent with the books and records of Purchaser. Purchaser acknowledges that it has access to, and has reviewed (to the extent it has deemed necessary) the Company Reports.

     4.6 Financial Statements. Purchaser has delivered to the Company its unaudited balance sheet and unaudited statements of income and cash flows for the nine month period ending September 30, 2003 (the "Statement Date") (all of the foregoing financial statements, collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of Purchaser as of the dates, and for the periods, specified therein; provided, however, that the unaudited Financial Statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

     4.7 No Undisclosed Liabilities. Purchaser has no material liabilities and knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

     4.8 Brokers. Purchaser has not retained any broker in connection with the transactions contemplated hereunder. Purchaser will have no obligation to pay any broker's, finder's investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby.

     4.9 No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the performance by Purchaser of its respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Purchaser;

          (b) conflict with or result in a violation or breach of any term or provision of any law, Order, Permit, statute, rule or regulation of a Governmental or Regulatory Authority applicable to Purchaser, the business or Assets or Properties of Purchaser or the capital stock of Purchaser; or

          (c) result in a breach of, or default under (or give rise to a right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which Purchaser may be bound; or

          (d) result in an imposition or creation of any Encumbrance (other than a Permitted Encumbrance) on the business or Assets or Properties of Purchaser except as contemplated by this Agreement.

     4.10 Consents and Governmental Approvals and Filings. No consent, approval or other action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     4.11 Compliance with Law. To the Knowledge of Purchaser, except with respect to the lack of timeliness and currency of the Purchaser Reports described in Section 4.5 above, it is in compliance with all applicable laws, statutes, Orders, ordinances and regulations, whether federal, state, local or foreign, except where the failure to comply, in each instance and in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Purchaser. Purchaser has not received any notice to the effect that, or otherwise has been advised that, it is not in compliance with any of such laws, statutes, Orders, ordinances or regulations, where the failure to comply could reasonably be expected to result in a Material Adverse Effect on Purchaser.

     4.12 Trading of Securities. Neither Purchaser nor any of its officers, directors or ten percent (10%) or greater shareholders, nor, to Purchaser's Knowledge any of its employees, affiliates, agents or representatives have violated any laws, statutes, Orders, ordinances and regulations, whether federal, state, local or foreign, arising out of or in any way related to the issuance of or trading in the capital securities of Purchaser, including, without limitation, Rule 10b-5 of the Exchange Act.

     4.13 Closing Shares. The Closing Shares, upon issuance thereof, will be duly authorized, validly issued, fully paid, nonassessable, and not subject to any Encumbrance. The Closing Shares shall be issued in compliance with all applicable securities laws.

     4.14 Material Misstatements and Omissions. The statements, representations and warranties of Purchaser contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

                                   ARTICLE V
                            COVENANTS OF THE PARTIES

      Each of the parties covenants with the others to act, as follows:

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

     5.1 Operation of Business Prior to Closing Date. Except as otherwise contemplated by this Agreement, between the date hereof and the Closing Date (or earlier termination of this Agreement), the Company will operate the Business in the Ordinary Course of Business and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use all commercially reasonable efforts to seek to preserve intact its current Business organizations, keep available the service of current managers, officers and employees of the Business and preserve relationships with customers, suppliers, distributors, lessors, employees, contractors and others having business dealings with the Business with the intention that the Business shall be unimpaired at the Closing Date. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Closing Date (or earlier termination of this Agreement), the Company:

          (a) will not create, incur or assume any obligation which would adversely affect the Purchased Assets or Purchaser's ability to conduct the Business in substantially the same manner and condition as conducted by the Company on the date of this Agreement;

          (b) except to the extent an obligation is established in a written agreement in existence prior to the date hereof, will not change in any manner the compensation of, or agree to provide additional benefits to, or enter into any employment agreement with, any Offer Recipient, except as contemplated in Section 5.9 below and except for such benefits provided to substantially all of the Company's similarly situated employees;

          (c) will maintain insurance coverage in amounts adequate to cover the reasonably anticipated risks of the Business;

          (d) will not sell, dispose of or encumber any of the Purchased Assets or license any Purchased Assets to any Person except object code licenses on a non-exclusive basis in a manner and on terms consistent with past practice;

          (e) will not enter into any material agreements or commitments relating to the Business, except on commercially reasonable terms in the Ordinary Course of Business of the Business;

          (f) will comply in all material respects with all laws and regulations applicable to the Business;

          (g) will not enter into any agreement with any third party for the distribution of any of the Purchased Assets;

          (h) will not materially amend its Certificate of Incorporation or Bylaws (except as necessary to comply with the terms of this Agreement)

     5.2 Investigation by Purchaser. Subject to all applicable patient confidentiality laws and confidentiality obligations of the Company, the Company shall allow Purchaser or its authorized representatives, at Purchaser's own expense during regular business hours, or otherwise with the consent of the Company (which consent shall not be unreasonably withheld), to make such inspection of the Company and to inspect (and, if applicable, make copies of) Books and Records, plants, offices, warehouses and other facilities of the Company as reasonably requested by Purchaser or its authorized representatives.

     5.3 Consents. As soon as practicable after execution of this Agreement, each party will commence all action required hereunder to obtain all applicable Permits, consents, approvals and agreements of, and to give all notices and make all filings with, any third parties as may be necessary to authorize, approve or permit the full and complete consummation of the transactions contemplated hereby by the Closing Date. In this regard, the Company will use its reasonable best efforts to obtain consent from its landlord to assign to Purchaser (effective at Closing) the real property lease pertaining to the Company's facility located at 134 Flanders Rd., Westborough, MA 01581. In the event the Company is unable to obtain such assignment, the Company will sublease such facility to Purchaser effective at Closing.

     5.4 Notification of Certain Matters. Each of the parties shall give prompt notice to the other party, of (i) the discovery of a fact or facts of which the notifying party has actual knowledge which cause it to conclude that any of the representations, warranties or statements made by it or in an any exhibit, schedule or other document delivered pursuant to this Agreement, may be false or misleading or omission of any facts necessary in order to make such representations, warranties or statements not false or misleading; (ii) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty made by them in this Agreement to be untrue or inaccurate any time from the date hereof to the Closing Date; and (iii) any failure of the notifying party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Each party hereto shall use all reasonable efforts to remedy any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     5.5 Cooperative Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its commercially reasonable efforts to take, or cause to be taken, all action, or to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining all consents and approvals of all Persons and Governmental or Regulatory Authorities and removing any injunctions or other impairments or delays or otherwise which are necessary to the consummation of the transactions contemplated by this Agreement.

     5.6 Filings. Each of the parties hereto will use its best efforts to make or cause to be made all such filings and submissions as may be required under applicable laws and regulations for the consummation of the transactions contemplated by this Agreement. The Company and Purchaser will coordinate and cooperate with one another in exchanging such information and provide each other such assistance as any other party may reasonably request in connection with the foregoing.

     5.7 Inconsistent Activities. Unless and until this Agreement is terminated pursuant to Section 9.1, the Company will not directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Purchaser) relating to any transaction involving the sale of the Business or the Purchased Assets, or any merger, consolidation, business combination or similar transaction involving the Business (each a "Proposed Acquisition Transaction"). The Company will immediately notify Purchaser if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify Purchaser of the terms of any proposal which it or its Affiliates, if any, may receive in respect of any such Proposed Acquisition Transaction, including without limitation the identity of the prospective purchaser or soliciting party.

     5.8 Public Announcements. Except as may be required by applicable law, including any determination that a press release or other public statement or filing is required under applicable securities or regulatory rules, prior to the Closing, none of the parties hereto shall issue or cause the publication of any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior written consent of each of the other parties hereto.

     5.9 Employee Matters.

          (a) Offer of Employment. Subject to and in accordance with the provisions of this Section 5.9, Purchaser will offer employment to all employees other than Stephen Gorgol who are employed in the Business as of the date of this Agreement (such employees to receive offers of employment are referred to as the "Offer Recipients"). The Company has delivered to Purchaser a list setting forth the names, home addresses, compensation levels, stock option position, if any, and job titles of all Offer Recipients. Prior to the Closing, Purchaser, after notice to the Company as to the timing and method of contact, shall have the right to contact each of the Offer Recipients for the purposes of making offers of employment with Purchaser to be effective after the Closing Date and receiving written acceptances of such employment (in each case contingent on consummation of the transactions contemplated by this Agreement). Upon Closing, Purchaser shall hire all Offer Recipients who accept such offer in the manner and within the time frame reasonably established by Purchaser. Each such employee who is employed by the Company on the Closing Date and who actually transfers to employment with Purchaser at or after the Closing Date as a result of an offer of employment made by Purchaser is hereafter referred to as a "Transferred Employee." On a periodic basis following the date hereof and prior to the Closing, Purchaser shall advise the Company of its intentions with respect to Offer Recipients it desires to extend or has extended offers to and the general status of discussions with such employees.

          (b) Transition. The employment of the Transferred Employees by the Company shall end at the close of business on the Closing Date and the employment of the Transferred Employees by Purchaser shall commence at 12:01 a.m. on the day after the Closing Date, except as to those Transferred Employees who are on disability leave of less than twenty-six
     (26) weeks, authorized leave of absence or military service as of the Closing Date, in which case such Transferred Employees shall remain employees of the Company until, and will commence employment with Purchaser as of, 12:01 a.m. on the date they return to active employment. Transferred Employees shall not include any person on a disability leave of more than twenty-six (26) weeks. The terms of employment with Purchaser shall be as mutually agreed to between each Transferred Employee and Purchaser, subject to the succeeding provisions of this Section 5.9.

          (c) Retention of Employees Prior to Closing. The Company agrees to use reasonable efforts to (i) retain the Offer Recipients as employees of the Business until the Closing Date, and (ii) assist Purchaser in securing the employment after the Closing Date of the Offer Recipients. The Company shall notify Purchaser promptly if any Offer Recipient terminates employment with the Company after the date of this Agreement but prior to the Closing.

          (d) Employees Other than Transferred Employees. Any employees of the Company who do not become Transferred Employees will remain employees of the Company after the Closing. Any severance obligations to such employees shall be the Company's responsibility.

     5.10 Prorations. The Purchaser and the Company agree to make customary prorations (as of the Closing Date) in respect of items customarily prorated in connection with the sale of assets similar to the Purchased Assets, including, without limitation, if applicable, real estate taxes and power and utility charges.

     5.11 Confidentiality. Each of the parties hereto will maintain in confidence, and will cause its respective directors, officers, members, managers, employees, agents, Affiliates and advisors to maintain in confidence any written, oral or other information furnished at any time by another party to this Agreement in connection with the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to such others other than on a confidential basis, (b) such information becomes publicly available through no fault of such party, (c) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (d) the furnishing or use of such information is required by law. If the transactions contemplated hereby are not consummated, the confidentiality obligations of each party pursuant to this Section 5.111 will continue, and each party will, at the request of the party supplying the information, return or destroy (and provide appropriate certification thereof) any and all such written, electronic or computer-based information.

     5.12 Approval of the Company's Stockholders. The Company shall take the actions necessary to conduct a special meeting of the Company's stockholders to consider and vote on the transactions contemplated by this Agreement at the earliest practicable date after the date of this Agreement and in connection therewith the Company's Board of Directors shall recommend to the Company's Stockholders that they approve this Agreement and the transactions contemplated thereby. The Company agrees to use its commercially reasonable efforts to take all necessary steps to obtain approval of the Company's stockholders, including the filing and distribution of a proxy statement, calling of a special meeting and the holding of that meeting. Such a special meeting shall be called, held and conducted and proxies shall be solicited, in compliance with the Company's Certificate of Incorporation and Bylaws, both as amended, and in compliance with applicable law.

     5.13 Updating of Disclosure Schedules. The Company shall prepare and deliver an updated version of the Company Disclosure Schedule (the "Updated Company Disclosure Schedule") and all schedules and exhibits thereto to include all information necessary to make the representations and warranties of the Company contained in this Agreement, as supplemented by the Updated Company Disclosure Schedule, accurate as of the Closing Date. The Company shall deliver a reasonably complete version of the Updated Company Disclosure Schedule to Purchaser approximately five (5) days prior to Closing. Purchaser shall prepare and deliver an updated version of the Purchaser Disclosure Schedule (the "Updated Purchaser Disclosure Schedule") and all schedules and exhibits thereto to include all information necessary to make the representations and warranties of Purchaser contained in this Agreement, as supplemented by the Updated Purchaser Disclosure Schedule, accurate as of the Closing Date. Purchaser shall deliver a reasonably complete version of the Updated Purchaser Disclosure Schedule to the Company approximately five (5) days prior to Closing.

     5.14 Board of Directors of Purchaser. Purchaser shall take all necessary steps such that, upon the Closing, John Lyon will be elected to Purchaser's Board of Directors if he so chooses to serve thereon. This option for Mr. Lyon shall be available for 90 days following the Closing.

                                   ARTICLE VI
                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the transactions contemplated hereby are subject to the satisfaction, at or before the Closing, of each of the following conditions:

     6.1 No Material Adverse Effect. Purchaser shall not have acted or caused any Person to have acted in any manner which has created or could reasonably be expected to create (individually or in the aggregate), a Material Adverse Effect on Purchaser.

     6.2 Stockholder Approval. Purchaser shall have obtained the approval of its
shareholders   (if  necessary)  for  the   consummation   of  the   transactions
contemplated by this Agreement.

     6.3 Closing Deliveries. Purchaser shall have executed and delivered the documents required to be executed and delivered by Purchaser pursuant to Section 2.9(c) above.

                                  ARTICLE VII
                   CONDITIONS TO THE OBLIGATIONS OF PURCHASER

     The obligation of Purchaser to effect the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the following conditions:

     7.1 Material Adverse Effect. The Company shall not have acted or caused any Person to have acted in any manner which has created or could reasonably be expected to create (individually or in the aggregate), a Material Adverse Effect on the Business or the Purchased Assets.

     7.2 Stockholder Approval. The Company shall have obtained the approval of its stockholders for the consummation of the transactions contemplated by this Agreement.

     7.3 Closing Deliveries. The Company shall have executed and delivered the documents required to be executed and delivered by the Company pursuant to
Section 2.9(b) above.

                                  ARTICLE VIII
                    ACTIONS BY THE PARTIES AFTER THE CLOSING

     8.1 Survival of Representations, Warranties, Etc. The representations, warranties and covenants contained in or made pursuant to this Agreement or any certificate, document or instrument delivered pursuant to or in connection with this Agreement in the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder (notwithstanding any investigation, analysis or evaluation by any party hereto or their designees of the Assets and Properties, business, operations or condition (financial or otherwise) of the other party), and thereafter the representations and warranties of the Parties herein shall continue to survive in full force and effect for a period of twelve (12) months after the Closing Date (the "Survival Period").

     8.2 Indemnification.

          (a) By the Company. The Company shall indemnify, defend and hold harmless Purchaser and each of its officers, directors, employees, agents, successors and assigns (collectively the "Purchaser Group") from and against any and all costs, losses, Liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, penalties, costs of mitigation, clean-up or remedial action, reasonable attorneys' fees and all amounts paid to third parties in investigation, defense or settlement of any of the foregoing (collectively, the "Damages"), suffered by Purchaser, incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by the Company in or pursuant to this Agreement and (ii) Liabilities that are not Assumed Liabilities.

          (b) By Purchaser. Purchaser shall indemnify, defend and hold harmless the Company, its officers, managers, employees, agents, successors and assigns (the "Company Group") from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any (i) breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation made by Purchaser in or pursuant to this Agreement and (ii) Assumed Liabilities.

          (c) Resolution of Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by written notice to the party from whom indemnification is sought to the other party (the "Claim Notice"). Upon receipt of a Claim Notice, the party from whom indemnification is sought shall have fifteen (15) Business Days to object, in writing, to such claim (the "Dispute Notice"), otherwise the party seeking indemnification shall have the right to enforce its indemnity rights as defined hereunder. If the party from whom indemnification is sought provides the other party with a Dispute Notice in a timely fashion, the parties shall attempt in good faith to agree upon the rights or the respective parties with respect to such claim. If the parties agree as to the resolution of such claim, they shall prepare a memorandum setting forth the terms of such resolution signed by each of the parties hereto and enforce the indemnification rights hereunder. If no agreement is reached within thirty (30) days after delivery of the Dispute Notice, the dispute resolution provisions of this Agreement shall govern.

          (d) Third Party Claims; Defense of Claims. If any Action or Proceeding is filed or initiated against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within ten
     (10) days after the service of the citation or summons); provided, however, that a delay or failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. Any such notice shall state (with reasonable specificity) the basis on which indemnification is being asserted, the amount of Damages for which indemnification is being asserted and copies of all relevant pleadings, demands and other papers being served on the indemnified party. After such notice, the indemnifying party may, if it so elects, take control of the defense and investigation of such Action or Proceeding and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party's sole cost, risk and expense (unless the indemnifying party has failed to assume the defense of such Action or
     Proceeding), and compromise or settle such Action or Proceeding, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. The indemnified party may withhold such consent if such compromise or settlement would adversely affect the conduct of business or requires less than an unconditional release to be obtained. If the indemnifying party fails to assume the defense of such Action or Proceeding within fifteen
     (15) days after receipt of notice thereof pursuant to this Section 8.2, the indemnified party against which such Action or Proceeding has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's own cost and expense, the defense, compromise or settlement of such Action or Proceeding on behalf of and for the account and risk of the indemnifying party; provided, however, that such Action or Proceeding shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes defense of the Action or Proceeding, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement and will consult with, when appropriate, and consider any reasonable advice from, the indemnifying party of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action subject to indemnification and effected pursuant to and in accordance with this
     Section 8.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment.

          The indemnified party shall cooperate in all reasonable respects with the indemnifying party and its attorneys in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom.

          (e) Limitations on Indemnity.

               (i) The Company shall have no liability to Purchaser for amounts payable pursuant to its indemnification obligations in this Section
          8.2 until the total of all such Damages incurred by any member of the Purchaser Group, individually or in the aggregate, exceed Fifty

          Thousand Dollars ($50,000) (the "Threshold Amount"), and then indemnification by the indemnifying party shall apply to all such Damages exceeding the Threshold Amount. Purchaser shall have no liability to the Company for amounts payable pursuant to its indemnification obligations in this Section 8.2 until the total of all such Damages incurred by any member of the Company Group, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000) (the "Threshold Amount"), and then indemnification by the indemnifying party shall apply to all such Damages exceeding the Threshold Amount.

               (ii) The Indemnity Shares shall be the sole and exclusive means for Purchaser to collect any Damages for which it is entitled to indemnification under this Article VIII. The maximum aggregate amount of indemnification for any Damages for which the Company is required to indemnify the members of the Purchaser Group under this Agreement shall be limited to the aggregate value of the Indemnity Shares. The maximum aggregate amount of indemnification for any Damages for which Purchaser is required to indemnify the members of the Company Group under this Agreement shall be limited to the aggregate value of the Indemnity Shares. Purchaser shall have the right to satisfy any indemnification claims made by the Company through the issuance to the Company of shares of Purchaser's common stock.

               (iii) The limitations on the Company's and Purchaser's indemnification obligations in 8.2(e)(i) and 8.2(e)(ii) above shall not apply to any Damages arising out of or in connection with any fraud or intentional breach by Purchaser or the Company of any representation, warranty, covenant or agreement or obligation of such party.

               (iv) For all purposes of this Article VIII, the value of Indemnity Shares shall be determined at the time a claim for indemnity is made and shall be the "Fair Market Value" of the Indemnity Shares at that time. For purposes hereof, "Fair Market Value" shall mean the average of the closing price of the common stock of Purchaser as quoted or traded on its primary inter-dealer quotation system or any securities exchange, over the ten (10) trading day period ending three
          (3) trading days prior to the date on which the subject claim for indemnification is made hereunder. However, if at any time the common stock of Purchaser is not listed on any securities exchange or quoted on an inter-dealer quotation system, "Fair Market Value" shall mean the fair value of the class or series of capital stock of Purchaser constituting Indemnity Shares as determined in good faith and in the sole discretion of a reputable appraiser chosen by the Company's Board of Directors and Purchaser's Board of Directors, together. If these respective Boards of Directors cannot agree on an appraiser within thirty (30) days from the making of the claim, each Board of Directors shall choose a reputable appraiser within ten (10) days thereafter and such appraiser shall have ten (10) additional days to choose the final appraiser, whose appraisal shall be binding on the parties. The cost of such process shall be borne equally by the Company and Purchaser.

     8.3 Restriction on Transferability of the Securities. The certificates representing the Securities (if and when issued) shall bear the following legend restricting transfer, and such other legends as may be required by any applicable state securities law:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER AVAILABLE EXEMPTION.

     8.4 Agreement not to dispose of Indemnity Shares. The Company agrees that, for purposes of keeping the Indemnity Shares available for satisfaction of any claims for indemnification pursuant to this Article VIII hereof (if necessary), it will make no transfer, sale or hypothecation of the Indemnity Shares until twelve (12) months following the Closing Date.

     8.5 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under this Article VIII).

     8.6 Reports Under Securities Exchange Act of 1934. With a view to making available to the Company the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit the Company to sell Purchaser's Common Stock to the public without registration, Purchaser agrees to use its best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times ; and

          (b) file with the SEC in a timely manner all reports and other documents required of Purchaser under the Act and the 1934 Act.

     8.7 Transfer of Rights to Name. Subject to approval of the Company's stockholders, the Company shall transfer and assign to Purchaser all rights in the name "Vista Medical Technologies," as the same may be used in whole.

     8.8 Access to Records. After the Closing Date, Purchaser shall retain for a period consistent with Purchaser's record-retention policies and practices those records of the Company relating to the Purchased Assets. Purchaser also shall provide the Company (including the Company's accountants and auditors) reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or Tax Returns or deal with Tax audits. After the Closing Date, the Company shall provide Purchaser (including Purchaser's accountants and auditors) reasonable access to records relating to Excluded Assets, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by Purchaser in such notice.

     8.9 Transitional Use of Financial System. The Company may designate one of its employees who will have the right, for a period of 90 days following the Closing, to use the financial reporting and auditing system transferred to Purchaser in connection herewith (the "Financial System") for the purpose of generating and maintaining the Company's financial reporting obligations and practices. Such employee shall have full use of (and access to) the Financial System for such 90 day period.

     8.10 Payment of Royalties. Purchaser agrees to pay the royalties described in the License Agreement.

     8.11 Payment for Inventory. The Company and Purchaser acknowledge and agree that the Company is assigning to Purchaser, in connection with the Closing, the Company's inventory of Products. The Company agrees to account and pay for such inventory in accordance with the procedure set forth on Exhibit E.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Termination.

          (a) This Agreement may be terminated and the transactions contemplated hereby abandoned:

               (i) at any time prior to the Closing, by mutual written consent of Purchaser and the Company;

               (ii) at any time after January 31, 2004 (the "Termination Date"), by the Purchaser or the Company in writing, if the transactions contemplated by this Agreement have not been consummated on or before the Termination Date and such terminating party is not then in material breach of this Agreement; provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Closing shall not have occurred on or before said date;

               (iii) by the Company on written notice to the Purchaser if (i) there shall have been a material breach of any representations or warranties on the part of Purchaser set forth in this Agreement or if any representations or warranties of Purchaser shall have become untrue in any material respect, provided that the Company has not breached any of its obligations hereunder in any material respect; or
          (ii) there shall have been a breach by Purchaser of any of its covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Purchaser or the Company to consummate the transactions contemplated hereby, and Purchaser has not cured such breach within ten (10) Business Days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect;

               (iv) by Purchaser on written notice to the Company if (i) there shall have been a material breach of any representations or warranties on the part of the Company set forth in this Agreement or if any representations or warranties of the Company shall have become untrue in any material respect, provided that Purchaser has not breached any of its obligations hereunder in any material respect; or (ii) there shall have been a breach by the Company of any of its covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Purchaser to consummate the transactions contemplated hereby, and the Company has not cured such breach within ten (10) Business Days after notice by Purchaser thereof, provided that Purchaser has not breached any of its obligations hereunder in any material respect;

               (v) by Purchaser, if the Company becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the Company;

               (vi) by Purchaser, if the Company becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the Company; and/or

          (b) In the event of the termination of this Agreement as provided in this Section 9.1, except as otherwise provided in this Agreement or the instruments and agreements executed in connection herewith, no party shall have any other liability hereunder of any nature whatsoever to any other party, including any liability for Damages; provided, however, that if, at the time of such termination, any party is in default under its obligations hereunder, the party in default shall be liable to the other parties for such default; and provided, further, that the provisions of Section 5.11 and Article IX shall continue in full force and effect.

          (c) In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing.

     9.2 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

If to the Company, to:                        Vista Medical Technologies, Inc.
                                              2101 Faraday Avenue
                                              Carlsbad, CA  92008
                                              Attention:  John R. Lyon
                                              Facsimile No.:  760-603-9170

with copies to:                               Craig S. Andrews, Esq.
                                              Heller Ehrman White & McAuliffe
                                              LLP 4350 La Jolla Village Drive
                                              #700 San Diego, CA 92122-1246
                                              Facsimile No.: 858-450-8499

If to Purchaser, to:                          Viking Systems, Inc.
                                              7514 Girard Ave., Suite 1509
                                              La Jolla, CA  92037
                                              Facsimile No.:  (619) 839-3793
                                              Attention:  Thomas B. Marsh

with copies to:                               A.O. "Bud" Headman, Jr.
                                              Cohne, Rappaport & Segal, P.C.
                                              525 E. 100 S., Suite 500
                                              Salt Lake City, Utah  84102
                                              Facsimile No.:  (801) 355-1813

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 9.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 9.2, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 9.2, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 9.2). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     9.3 Entire Agreement. This Agreement (and all Exhibits and Schedules attached hereto, all other documents delivered in connection herewith and the Confidentiality Agreement) supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect hereto.

     9.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     9.5 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     9.6 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 8.2 above.

     9.7 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so without such consent will be void, except that any party's rights to indemnification under Section 8.2 may be freely assigned. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     9.8 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     9.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the parties herein.

     9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

     9.11 Consent to Jurisdiction and Forum Selection. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be initiated and tried exclusively in the State and Federal courts located in the County of San Diego, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 9.11. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of San Diego, State of California shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 9.11 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section
9.2 of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

     9.12 Expense. Each of the parties hereto shall pay the fees, expenses and costs incurred by such party incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

     9.13 Construction. No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or its counsel drafted the provision. Any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either party. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

     9.14 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, or their duly authorized officer, as of the date first above written.

                                         "Purchaser"

                                         Viking Systems, Inc.
                                         a Nevada corporation

                                         By      /s/ Thomas B. Marsh
                                                 -------------------------------
                                         Name:   Thomas B. Marsh
                                         Title:  President

                                          "Company"

                                         Vista Medical Technologies, Inc.,
                                         a Delaware corporation

                                         By      /s/ John R. Lyon
                                                 -------------------------------
                                         Name:   John R. Lyon
                                         Title:  President and Chief Executive
                                                 Officer

                          [LETTERHEAD OF TANNER + CO.]
                          Certified Public Accountants
                       215 South State Street, Suite 800
                           Salt Lake City, Utah 84111
                              Telephone: 532-7444


                                                  INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Viking Systems, Inc.


We have audited the accompanying balance sheet of the Vista Medical Technologies Visualization Business Segment (the Segment), a segment of Vista Medical Technologies, Inc., as of December 31, 2003 and 2002, and the related statements of operations, equity, and cash flows for the years then ended. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Vista Medical Technologies Visualization Business Segment as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Segment will continue as a going concern. The Segment has incurred substantial losses from operations. As discussed in Note 1 to the financial statements, there is substantial doubt about the ability of the Segment to continue as a going concern. Management's plans in regard to that matter are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Tanner + Co.


Salt Lake City, Utah
May 21, 2004

                                        VISTA MEDICAL TECHNOLOGIES VISUALIZATION
                                                                BUSINESS SEGMENT
                                                                   Balance Sheet

                                                                    December 31,
--------------------------------------------------------------------------------

       Assets                                           2003           2002
                                                  ------------------------------
Current assets:
  Cash and cash equivalents                       $            - $       17,842
  Short-term investments                                       -        369,745
  Accounts receivable, net                               693,725      1,026,816
  Inventories, net                                     1,113,931      1,478,668
  Prepaids and other current assets                        5,925              -
                                                  ------------------------------

          Total current assets                         1,813,581      2,893,071

Property and equipment, net                                    -         77,431
Patents and other assets, net                                  -          3,061
                                                  ------------------------------

          Total assets                            $    1,813,581 $    2,973,563
                                                  ==============================
--------------------------------------------------------------------------------
         Liabilities and Equity

Current liabilities:
  Accounts payable                                $      557,302 $      739,037
  Current portion of long-term debt                        7,467         11,788
  Payable to affiliate                                    84,941              -
  Accrued compensation                                   106,658        145,504
  Other accrued expenses                                  31,169        101,741
  Deferred revenue                                        37,500              -
                                                  ------------------------------

          Total current liabilities                      825,037        998,070

Long-term debt                                                 -          7,467
                                                  ------------------------------

          Total liabilities                              825,037      1,005,537

Commitments and contingencies

Equity:
  Contributed capital                                 67,947,643     67,939,199
  Accumulated deficit                                (66,959,099)   (65,971,173)
                                                  ------------------------------

          Total equity                                   988,544      1,968,026
                                                  ------------------------------

          Total liabilities and equity            $    1,813,581 $    2,973,563
                                                  ==============================




--------------------------------------------------------------------------------
See accompany notes to financial statements.                                 F-1

                                        VISTA MEDICAL TECHNOLOGIES VISUALIZATION
                                                                BUSINESS SEGMENT
                                                         Statement of Operations

                                                        Years Ended December 31,
-------------------------------------------------------------------------------


                                                       2003           2002
                                                 -------------------------------

Revenues                                          $   6,220,091  $    7,477,540
                                                 -------------------------------

Costs and expenses:

Cost of revenues                                      5,048,878       5,084,550
Research and development                                739,017       1,626,607
Sales and marketing                                     330,612         249,996
General and administrative                            1,091,005       1,065,779
                                                 -------------------------------

         Total costs and expenses                     7,209,512       8,026,932
                                                 -------------------------------

Loss from operations                                   (989,421)       (549,392)
                                                 -------------------------------

Other income (expense):
  Interest expense                                         (134)              -
  Other income                                            1,629          17,367
                                                 -------------------------------

         Total other income                               1,495          17,367
                                                 -------------------------------

Net loss before income taxes                           (987,926)       (532,025)

         Income tax benefit                                   -               -
                                                 -------------------------------

Net loss                                          $    (987,926)  $    (532,025)
                                                 ===============================





--------------------------------------------------------------------------------
See accompany notes to financial statements.                                 F-2

                                        VISTA MEDICAL TECHNOLOGIES VISUALIZATION
                                                                BUSINESS SEGMENT
                                                             Statement of Equity

                                        Years Ended December 31, 2003 and 2002
--------------------------------------------------------------------------------


                                     Contributed   Accumulated
                                       Capital       Deficit      Total Equity
                                    --------------------------------------------

Balance, January 1, 2002            $  67,868,537 $ (65,439,148) $    2,429,389

Contribution of capital                    70,662             -          70,662

Net loss                                        -      (532,025)       (532,025)
                                    --------------------------------------------

Balance, December 31, 2002             67,939,199   (65,971,173)      1,968,026

Contribution of capital                     8,444             -           8,444

Net loss                                        -      (987,926)       (987,926)
                                    --------------------------------------------

Balance, December 31, 2003          $  67,947,643 $ (66,959,099) $      988,544
                                    ============================================




--------------------------------------------------------------------------------
See accompany notes to financial statements.                                 F-3

                                        VISTA MEDICAL TECHNOLOGIES VISUALIZATION
                                                                BUSINESS SEGMENT
                                                         Statement of Cash Flows

                                                        Years Ended December 31,
--------------------------------------------------------------------------------

                                                       2003           2002
                                                  ------------------------------
Cash flows from operating activities:
  Net loss                                        $    (987,926)  $    (532,025)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                     138,759         430,107
      Change in operating assets and liabilities:
      Accounts receivable                               333,091         101,467
      Inventories                                       364,737        (384,094)
      Prepaids and other current assets                  (5,925)              -
      Accounts payable                                 (181,735)         58,035
      Accrued compensation                              (38,846)        (29,909)
      Deferred revenue                                   37,500               -
      Other accrued expenses                            (70,572)       (269,578)
                                                  ------------------------------
         Net cash used in
         operating activities                          (325,976)       (625,997)
                                                  ------------------------------
Cash flows from investing activities:
   Maturities of short-term investments                 369,745         147,110
   Purchase of property and equipment                   (58,267)        (96,123)
                                                  ------------------------------
         Net cash provided by
         investing activities                           311,478          50,987
                                                  ------------------------------
Cash flows from financing activities:
   Payments of long-term debt                           (11,788)           (562)
   Contribution of capital                                8,444          70,662
   Payable to affiliate                                  84,941               -
                                                  ------------------------------
         Net cash (used in) provided by
         financing activities                            (3,344)         70,100
                                                  ------------------------------

         Net decrease in cash and cash equivalents      (17,842)       (504,910)

Cash and cash equivalents at beginning of year           17,842         522,752
                                                  ------------------------------
Cash and cash equivalents at end of year                      -          17,842
                                                  ==============================
Supplemental disclosure of cash flow information:

         Cash paid for interest                   $         134   $           -
                                                  ==============================

         Cash paid for income taxes               $           -   $           -
                                                  ==============================

--------------------------------------------------------------------------------
See accompany notes to financial statements.                                 F-4

          Vista Medical Technologies Visualization Business Segment

                          Notes to Financial Statements
                           December 31, 2003 and 2002

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS ACTIVITY

Vista Medical Technologies Visualization Business Segment (the Segment), based in Westborough, MA, was a segment of Vista Medical Technologies, Inc. The Segment develops, manufactures, and markets products that provide information to physicians performing minimally invasive general surgical, cardiac surgical and other selected endoscopic and interventional procedures. The Segment's technology products combine a head mounted display with video cameras to provide surgeons with critical visual information during complex minimally invasive procedures, and also incorporate the benefit of viewing complementary information in a voice-controlled, picture-in-picture format, to facilitate real-time decision making during surgery. The Segment also manufactures compact, high resolution endoscopic cameras for original equipment manufacturer customers and strategic partners.

Subject to shareholder approval, on December 22, 2003, Vista Medical Technologies, Inc. entered into an Asset Purchase Agreement with Viking Systems, Inc. (Viking) regarding the sale of all the assets of the Segment, as more fully discussed in Note 7 to the financial statements.

The Segment has incurred operating losses in 2002 and 2003, and at December 31, 2003, had an accumulated deficit of approximately $67 million. At December 31, 2003, the Segment had cash, cash equivalents and short-term investments of $0. These factors raise substantial doubt about the Segment's ability to continue as a going concern. Management is pursuing several alternatives to address this situation, including raising additional funding, increasing sales through expanded sales and marketing efforts and the release of new products. However, there can be no assurance that the requisite fundings will be consummated in the necessary time frame or on terms acceptable to the Segment or that the expanded sales and marketing efforts and the release of new products will produce the cashflow necessary to sustain the operations of the Segment. Should the Segment be unable to raise sufficient funds, the Segment may be required to curtail its operating plans and possibly relinquish rights to portions of the Segment's technology or products. In addition, increases in expenses or delays in product development may adversely impact the Segment's cash position and require further cost reductions. No assurance can be given that the Segment will be able to operate profitably on a consistent basis, or at all, in the future.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Segment be unable to continue as a going concern.

USE OF ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

            Vista Medical Technologies Visualization Business Segment

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Segment recognizes revenue pursuant to Staff Accounting Bulletin ("SAB") No. 104 "Revenue Recognition". Accordingly, revenue is recognized when all four of the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery of the product and/or services has occurred; (iii) the selling price is fixed or determinable and; (iv) collectibility is reasonably assured. Sales returns are estimated based on the historical experience and management's expectations and are recorded at the time product revenue is recognized. Shipping and handling costs are included in cost of sales.

The Segment's revenues are derived from the sale of technology products to end users, distributors and original equipment manufactures and extended warranty sales. Product revenue is recognized upon shipment, provided all the criteria of SAB 104 are met. Warranty revenue is recognized ratably over the term of the warranty.

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

Cash equivalents and short-term investments consist of money market funds, certificates of deposit and commercial paper. The Segment considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The Segment evaluates the financial strength of institutions at which significant investments are made and believes the related credit risk is limited to an acceptable level.

The Segment accounts for its investments in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and has classified its short-term investments as available-for-sale in accordance with that standard. Available-for-sale securities are carried at fair value, with unrealized gains and losses, net of tax, reported in a separate component of equity. At December 31, 2003 and 2002, the cost of short-term investments was equivalent to fair value and the Segment had no unrealized gains or losses.

As of December 31, 2003 and 2002, the Segment's cash, cash equivalents and short-term investments consisted of:

                                                2003          2002
                                             ------------  -----------
         Cash                                $         -   $   17,842

         Money market funds                            -            -

         Certificates of deposit                       -      369,745
                                             ------------  -----------
                                             $         -   $  387,587
                                             ============  ===========

          Vista Medical Technologies Visualization Business Segment

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

The Segment provides credit, in the normal course of business, to commercial entities that meet specified credit requirements. The Segment's principal customers consist of original equipment manufacturers and distribution partners. The Segment provides for losses from uncollectible accounts and such losses have historically not exceeded management's expectations. As of December 31, 2003, three customers comprised $275,000, $173,000 and $116,000 or 40%, 25% and 17%,
respectively, of the outstanding trade receivables. As of December 31, 2002, three customers comprised $277,000, $223,000 and $199,000 or 15%, 12% and 11%,
respectively, of the outstanding trade receivables.

Sales to individual customers exceeding 10% or more of revenues in the years ended December 31, were as follows: during 2003, Richard Wolf GmbH, Aesculap AG, and Richard Wolf Medical Instruments Co. accounted for 28%, 23% and 12% of revenues, respectively; during 2002, Aesculap AG , Jomed, Richard Wolf, GmbH and Richard Wolf Medical Instruments Co. accounted for 20%, 14% 12% and 11% of revenues, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Segment's financial instruments, which include cash and cash equivalents, short-term investments, accounts receivable, accounts payable, capital leases and short-term bank borrowings, approximate their fair values at December 31, 2003 and 2002, due to the short-term nature of these financial instruments.

INVENTORIES

Inventories are stated at lower of cost (determined on a first-in, first-out basis) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. The Segment provides for depreciation on property and equipment using the straight-line method over the estimated useful lives of the assets, generally two to five years. Marketing demonstration equipment is amortized over its estimated useful life of one year. Depreciation expense for the years ended 2003 and 2002 was approximately $136,000 and $396,000, respectively.

          Vista Medical Technologies Visualization Business Segment

PATENTS

Patents are carried at cost and amortized over five years commencing on the date the patent is issued. The Segment reviews its patents for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying value of the asset would not be recoverable. Amortization expense for the years ended 2003 and 2002 was approximately $3,000 and $34,000, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS

The Segment evaluates its long-lived assets for impairment in accordance with SFAS No. 144, Accounting for the Disposal or Impairment of Long-Lived Assets. The Segment records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying value of the assets. There have not been any impairments of long-lived assets to date.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed in the period incurred.

INCOME TAXES

The Segment uses the asset and liability accounting method whereby deferred tax assets and liabilities are recognized based on temporary differences between the financial statements and tax bases of assets and liabilities using current statutory tax rates. A valuation allowance against net deferred tax assets is recorded if, based on the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Management evaluates on a quarterly basis the ability to recover the deferred tax assets and the level of the valuation allowance.

COMPREHENSIVE INCOME / (LOSS)

Comprehensive income / (loss) is comprised of net loss and other comprehensive income/ (loss). Other comprehensive income/(loss) includes certain changes in equity that are excluded from net loss. For the years ended December 31, 2003 and 2002, the Segment had no items of comprehensive income (loss) other than its net loss.

STOCK-BASED COMPENSATION

The Segment accounts for stock-based compensation under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The Segment has adopted SFAS No. 123, "Accounting for Stock-Based Compensation". In accordance with the provisions of SFAS 123, the Segment has elected to continue to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB Opinion No. 25"), and related interpretations in accounting for its stock option plans. As of December 31, 2003, the Segment did not have any stock options outstanding.

          Vista Medical Technologies Visualization Business Segment

NEW ACCOUNTING STANDARDS

In January 2003 FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" was issued. This interpretation requires a company to consolidate variable interest entities ("VIE") if the enterprise is a primary beneficiary (holds a majority of the variable interest) of the VIE and the VIE passes specific characteristics. It also requires additional disclosures for parties involved with VIEs. In December, 2003, the FASB issued a revision of Interpretation No. 46 (the Revised Interpretation 46). Revised Interpretation 46 codifies both the proposed modifications and other decisions previously issued through certain FASB Staff Positions (FSPs) and supersedes the original Interpretation No. 46 to include: (1) deferring the effective date of the Interpretation's provisions for certain variable interests, (2) providing additional scope exceptions for certain other variable interests, (3) clarifying the impact of troubled debt restructurings on the requirement to reconsider (a) whether an entity is a VIE or (b) which party is the primary beneficiary of a VIE, and (4) revising Appendix B of the Interpretation to provide additional guidance on what constitutes a variable interest. Accordingly, the Segment will adopt Revised Interpretation No. 46 effective the first quarter 2004 and does not expect the adoption of this interpretation will have an impact on its financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. Many of these instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have an effect on the Segment's financial statements.

2. BALANCE SHEET COMPONENTS

Accounts receivable consist of the following:
                                                 December 31,
                                             2003             2002
                                         ------------------------------
           Gross accounts receivable     $    693,725     $  1,143,592
           Less: Allowance for
                     doubtful accounts              -         (116,776)
                                         -------------    -------------
                                         $    693,725     $  1,026,816
                                         =============    =============

Inventories consist of the following:
                                                 December 31,
                                             2003             2002
                                         ------------------------------
           Raw materials                 $  1,279,958     $  1,243,304
           Work in process                    340,502          375,414
           Finished goods                     796,041          904,734
                                              -------          -------
                                            2,416,501        2,523,452
           Less: Reserve for excess and
           obsolete inventory              (1,302,570)      (1,044,784)
                                         ------------------------------
                                         $  1,113,931     $  1,478,668
                                         ------------------------------

          Vista Medical Technologies Visualization Business Segment

2. BALANCE SHEET COMPONENTS (CONTINUED)

Property and equipment consists of the following:
                                                  December 31,
                                             2003              2002
                                        ---------------   ---------------
        Machinery and equipment           $  1,007,497      $  1,009,702
        Office computers, furniture and        451,611           428,314
        equipment                              163,444           111,340
        Marketing demonstration equipment       27,885            27,885
                                          ------------      ------------
        Leasehold improvements               1,650,437         1,577,241
                                          ------------      ------------
        Less: Accumulated depreciation      (1,650,437)       (1,499,810)
                                          ------------      ------------
                                          $          -      $     77,431
                                        ===============   ===============
3. COMMITMENTS

At December 31, 2003, the Segment is obligated under an operating lease, principally related to real estate. Additionally, the Segment is obligated under capital leases related to computer hardware. The following is a schedule of future minimum payments, excluding taxes and other operating costs, as of December 31, 2003:

              YEAR ENDING DECEMBER 31,               Operating     Capital
                                                      Leases        Leases

                        2004                        $   133,878     $8,234
                                                    -----------
              Less - Amounts representing interest                    (767)
                                                                  -----------
              Principal capital lease obligation                  $  7,467
                                                                  -----------

At December 31, 2003 and 2002, the Company had equipment under capital leases with costs of $19,817 for both years and accumulated depreciation of $19,817 and $9,502, respectively.

Rent expense was $268,000 for the years ended December 31, 2003 and 2002.

4. INCOME TAXES

Significant components of the Company's deferred tax assets as of December 31, 2003 and 2002 are shown below. A valuation allowance has been established to offset the deferred tax assets, as realization of such assets is uncertain.

                                                      December 31,
                                                 2003              2002
                                             --------------   ---------------
Deferred tax assets:

     Inventory reserve                       $     486,000    $      390,000
     Other                                          25,000           109,000
                                             --------------   ---------------

Total deferred tax assets                          511,000           499,000
Valuation allowance for deferred tax assets       (511,000)         (499,000)
                                             --------------   ---------------
Net deferred taxes                                       -                 -
                                             ==============   ===============

          Vista Medical Technologies Visualization Business Segment

4. INCOME TAXES (CONTINUED)

All federal and state tax net operating loss carry forwards incurred prior to the sale described in Note 7 are retained by Vista Medical Technologies, Inc.

The difference between the income tax at statutory rates and the income tax benefit is as follows:

                                                      Years Ended
                                                      December 31,
                                                -----------------------
                                                   2003          2002
                                                -----------------------

Federal income tax benefit at statutory rate    $ 336,000    $ 181,000
State income tax benefit                           33,000       18,000
Loss carryforward retained by parent             (357,000)    (226,000)
Change in valuation allowance                     (12,000)      27,000
                                                -----------------------
                                                $       -    $       -
                                                =======================


5. GEOGRAPHIC INFORMATION

Geographic information: Net sales by major geographical area, determined on the basis of destination of the goods, are as follows:


                                        2003              2002
                                    ------------      -----------
United States                       $  2,755,721      $ 3,885,214
Europe                                 3,464,370        3,592,326
                                    ------------      -----------
Total                               $  6,220,091      $ 7,477,540
                                    ------------      -----------

6. RELATED PARTY TRANSACTION

The Segment was a segment of Vista Medical Technologies, Inc. As of December 31, 2003 the Segment had advances payable to Vista Medical Technologies, Inc. of $84,941.

          Vista Medical Technologies Visualization Business Segment

7. SUBSEQUENT EVENT

On April 15, 2004, Vista Medical Technologies, Inc. (Vista) sold all of the assets of the Segment to Viking Systems, Inc. (Viking). Pursuant to the terms of the Asset Purchase Agreement, Viking purchased all assets related to the Segment in exchange for a combination of cash, common stock and assumed liabilities. Specifically, at closing, Viking paid Vista cash of approximately $159,000 and issued shares of its common stock equal to ten percent (10%) of the fully-diluted common shares of Viking stock. Additionally, at closing, Vista entered into a License Agreement with Viking pursuant to which Vista will exclusively license to Viking all intellectual property and product rights used in the operation of the Segment. In exchange for this license grant, Viking will pay Vista royalties over the next five (5) years based on sales of the products of the Segment by Viking. The License Agreement will contain minimum royalties of $150,000 in year one, $300,000 in each of years two, three and four, and $375,000 in year five. The royalties payable by Viking under the License Agreement are capped at $4,500,000, in the aggregate, over the five year period. Vista will retain ownership of all intellectual property and product rights under the License Agreement until these royalty obligations have been satisfied, at which time Vista will transfer ownership of such intellectual property and product rights to Viking. Lastly, Vista will consign to Viking at closing its current inventory of products and parts. Viking will reimburse Vista the value of that inventory, if and when sold, over the course of the next year.

                              VIKING SYSTEMS, INC.
             AND VISTA MEDICAL VISUALIZATION TECHNOLOGY BUSINESS
               PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                   [Unaudited]

The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of Viking Systems, Inc. ("Viking") and the balance sheet of the Vista Medical Visualization Technology Business Segment ("the Segment") as of March 31, 2004, accounting for the transaction as a purchase of the Segment by Viking, and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the end of the period. The transaction was not completed as of March 31, 2004.

The following unaudited proforma condensed combined statements of operations combine the results of operations of Viking and the results of operations of the Segment for the three months ended March 31, 2004 and the year ended December 31, 2003 as if the transaction had occurred January 1, 2003.

The proforma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of Viking and the Segment. These proforma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the date indicated above, or the combined results of operations which might have existed for the period indicated or the results of operations as they may be in the future.

                                     VIKING SYSTEMS, INC.
                     PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET
                                        March 31, 2004

                                                   Vista Medical
                                         Viking     Visualization
                                        Systems,    Technology
                                           Inc.       Business     Adjustments       PRO FORMA
                                      ----------------------------------------------------------
ASSETS
    CURRENT ASSETS
      CASH & CASH EQUIVALENTS         $  361,975   $          -   $  (166,278) (1)   $ 195,697
      ACCOUNTS RECEIVABLE                      -        357,605                        357,605
      INVENTORIES                              -        878,578      (612,235) (2)     266,343
                                      ----------------------------------------------------------
      TOTAL CURRENT ASSETS               361,975      1,236,183      (778,513)         819,645

    PROPERTY & EQUIPMENT                   6,263              -       153,817  (4)     160,080

    OTHER ASSETS
      INTANGIBLE ASSETS ACQUIRED               -              -             -                -
                                      ----------------------------------------------------------

        TOTAL ASSETS                  $  368,238   $  1,236,183      (624,696)         979,725
                                      ==========================================================
LIABILITIES & EQUITY
    CURRENT LIABILITIES
      ACCOUNTS PAYABLE                    65,607        323,327                        388,934
      PAYABLE TO AFFILIATE                     -         63,387                         63,387
      PAYROLL LIABILITIES                      -        140,915                        140,915
      DEFERRED REVENUE                         -          9,250                          9,250
      OTHER ACCRUED LIABILITIES                -         13,528                         13,528
                                      ----------------------------------------------------------

      TOTAL CURRENT LIABILITIES           65,607        550,407                        616,014

      ROYALTIES PAYABLE                                                                      0
                                      ----------------------------------------------------------

        TOTAL LIABILITIES                 65,607        550,407                        616,014

STOCKHOLDERS EQUITY
      COMMON STOCK                         6,295              -         3,054  (3)       9,349
      PREFERRED STOCK                      5,000              -                          5,000
      ADDITIONAL PAID-IN CAPITAL         733,705     67,947,643        58,026  (3)     791,731
      ADDITIONAL PAID-IN CAPITAL                                  (67,947,643) (5)
      ACCUMULATED DEFICIT               (442,369)   (67,261,867)   67,261,867  (5)    (442,369)
                                      ----------------------------------------------------------

        TOTAL STOCKHOLDERS EQUITY        302,631        685,776      (624,696)         363,711
                                      ----------------------------------------------------------

        TOTAL LIABILITIES & EQUITY    $  368,238   $  1,236,183   $  (624,696)       $ 979,725
                                      ==========================================================

                                     VIKING SYSTEMS, INC.
                PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
                                    YEAR ENDED 03/31/2004

                                                          Vista Medical
                                                          Visualization
                                              Viking       Technology
                                           Systems, Inc.    Business      Adjustments      PRO FORMA
                                           ----------------------------------------------------------
Sales                                      $          -   $   1,111,627                   $1,111,627
   Cost of sales                                      -         914,464                      914,464
   Research and development                           -         204,312                      204,312
   Sales and marketing                                -          63,818                       63,818
   Royalty expense                                    -               -      75,000 (6)       75,000
   General and administrative                   111,676         231,501                      343,177
                                           ----------------------------------------------------------
Total cost and expenses                         111,676       1,414,095                    1,600,771

                                           ----------------------------------------------------------
Loss from continuing operations                (111,676)       (302,468)                    (489,144)

Loss from discontinued operations                     -               -                            -
                                           ----------------------------------------------------------

Interest expense                                      -            (300)                        (300)
Other income                                          -                                            -
                                           ----------------------------------------------------------

Total other income (expense)                          -            (300)                        (300)
                                           ----------------------------------------------------------

Net loss applicable to common stockholders $   (111,676)  $    (302,768)                  $ (489,444)
                                           ==========================================================

Basic and diluted loss per share           $      (0.04)                                  $    (0.08)

Share used in computing basic and
   diluted loss per share                     3,061,000                   3,054,000 (7)    6,115,000

                                     VIKING SYSTEMS, INC.
                PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
                                     YEAR ENDED 12/31/03

                                                         Vista Medical
                                                         Visualization
                                              Viking      Technology
                                           Systems, Inc.   Business      Adjustments      PRO FORMA
                                           ----------------------------------------------------------
Sales                                      $          -  $  6,220,091                    $ 6,220,091

     Cost of Sales                                    -     5,048,878                      5,048,878
     Research and development                         -       739,017                        739,017
     Sales and marketing                              -       330,612                        330,612
     Royalty expense                                  -             -       420,000 (6)      420,000
     General and administrative                       -     1,091,005                      1,091,005
                                           ----------------------------------------------------------
Total cost and expenses                               -     7,209,512                      7,629,512
                                           ----------------------------------------------------------
Loss from continuing operations                       -      (989,421)                    (1,409,421)

Loss from discontinued operations               (41,646)            -                        (41,646)
                                           ----------------------------------------------------------

Interest Expense                                                 (134)                          (134)
Other Income                                                    1,629                          1,629
                                           ----------------------------------------------------------

Total Other Income                                              1,495                          1,495
                                           ----------------------------------------------------------

Net loss applicable to common stockholders $    (41,646) $   (987,926)                   $(1,449,572)
                                           ==========================================================

Basic and diluted loss per share           $      (0.01)                                 $     (0.24)

Share used in computing basic and
   diluted loss per share                     3,061,000                   3,054,000 (7)    6,115,000

                              VIKING SYSTEMS, INC.
             AND VISTA MEDICAL VISUALIZATION TECHNOLOGY BUSINESS
     NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS


NOTE 1 - VIKING SYSTEMS, INC.

Viking Systems, Inc. ("Viking") is incorporated under the laws of the state of Nevada and was previously involved in the development of software applications, hardware sales and leasing, and training and support. As of December 31, 2002, Viking discontinued its current operations.

NOTE 2 - VISTA MEDICAL VISUALIZATION TECHNOLOGY BUSINESS

Vista Medical Technologies Visualization Business Segment ("the Segment"), based in Westborough, MA, was a segment of Vista Medical Technologies, Inc. ("Vista"). The Segment develops, manufactures, and markets products that provide information to physicians performing minimally invasive general surgical, cardiac surgical and other selected endoscopic and interventional procedures. The Segment's technology products combine a head mounted display with video cameras to provide surgeons with critical visual information during complex minimally invasive procedures, and also incorporate the benefit of viewing complementary information in a voice-controlled, picture-in-picture format, to facilitate real-time decision making during surgery. The Segment also manufactures compact, high resolution endoscopic cameras for original equipment manufacturer customers and strategic partners.

NOTE 3 - PROFORMA ADJUSTMENTS

On April 15, 2004, Vista Medical Technologies, Inc. ("Vista") sold all of the assets of the Segment to Viking Systems, Inc. ("Viking"). Pursuant to the terms of the Asset Purchase Agreement, Viking purchased all assets related to the Segment in exchange for a combination of cash, common stock and assumed liabilities. Specifically, at closing, Viking is required to pay Vista cash of the sum of $132,000 and the difference between accounts receivable and accounts payable of the Segment at closing, and issue shares of its common stock equal to ten percent (10%) of the fully-diluted common shares of Viking stock (3,054,000 shares). Additionally, at closing, Vista entered into a License Agreement with Viking pursuant to which Vista will exclusively license to Viking all intellectual property and product rights used in the operation of the Segment. In exchange for this license grant, Viking will pay Vista royalties over the next five (5) years based on sales of the products of the Segment by Viking. The License Agreement will contain minimum royalties of $150,000 in year one, $300,000 in each of years two, three and four, and $375,000 in year five. The royalties payable by Viking under the License Agreement are capped at
$4,500,000, in the aggregate, over the five year period. Vista will retain ownership of all intellectual property and product rights under the License Agreement until these royalty obligations have been satisfied, at which time Vista will transfer ownership of such intellectual property and product rights to Viking. Lastly, Vista will consign to Viking at closing its current inventory of products and parts. Viking will reimburse Vista the value of that inventory, if and when sold, over the course of the next year.

Pro  forma  adjustments  on  the  attached  financial   statements  include  the
following:

(1) Assumed cash paid in acquisition; equals $132,000 plus the difference between accounts receivable acquired and accounts payable assumed.

(2) $612,235 of inventory was not acquired but assumed on a consignment basis; any inventory sold will be paid to the seller at its book value.

(3) Adjustments to show Viking's issuance of 3,054,000 shares, valued at $.02 per share, to Vista.

(4) To allocate the excess of the purchase over the net book value of assets acquired to property and equipment based on fair values at the date of acquisition

(5) To eliminate the equity of the business acquired.

(6) To record the actual royalty expense, that would have been in accordance with the License Agreement described above for 2003 and to record the minimum for Q1 2004.

(7) The pro-forma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though such shares had been outstanding from the beginning of the periods presented. Dilutive earnings per share were not presented, as the effect was anti-dilutive for the periods presented.